                                                                   EXHIBIT 10.20






                             Lease of Office Space
                                       in

                        THE 2501 CEDAR SPRINGS BUILDING

                                    Between

                          2501 CEDAR SPRINGS INVESTORS

                                  as Landlord

                                      and

                          Milestone Health Care, Inc.

                                   as Tenant

                               TABLE OF CONTENTS


Article I.       Basic Lease Provisions and Definitions
         Section 1.1      Building
         Section 1.2      Premises
         Section 1.3      Lease Term
         Section 1.4      Base Rental
         Section 1.5      Tenant's Share of Operating Costs
         Section 1.6      Permitted Uses by Tenant

         Section 1.7      Security Deposit
         Section 1.8      Commitment Deposit

Article II.      Premises
         Section 2.1      Work Letter
         Section 2.2      Net Rentable Area
         Section 2.3      Agreed Square Footage

Article III.     Commencement Date
         Section 3.1      Commencement Date

Article IV.      Rental
         Section 4.1      Payment
         Section 4.2      Base Rental
         Section 4.3      Adjustment to Base Rental
         Section 4.4      Tenant's Share of Operating Costs
         Section 4.5      Tenant's Share of Real Estate Taxes
         Section 4.5      Rental Definition

Article V.       Landlord's Services
         Section 5.1      Electricity
         Section 5.2      Air Conditioning
         Section 5.3      Heat
         Section 5.4      Water
         Section 5.5      Janitorial Services
         Section 5.6      Elevator Service
         Section 5.7      No Liability

Article VI.      Other Impositions
         Section 6.1      Other Impositions

Article VII.     Assignment and Sublease
         Section 7.1      Limitations
         Section 7.2      Right of First Refusal

Article VIII.    Compliance with Laws
         Section 8.1      Compliance with Laws

Article AYES.    Quiet Enjoyment
         Section 9.1      Quiet Enjoyment

Article X.       Signs
         Section 10.1     Signs

Article XI       Tenant's Care of Premises
         Section 11.1     Waste
         Section 11.2     Alterations, Additions or Improvements
         Section 11.3     Flammables, Explosives or Toxic Substances
         Section 11.4     Property and Improvements at Tenant's Risk
         Section 11.5     Hazardous Materials Defined
         Section 11.6     Environmental Regulations Defined
         Section 11.7     Environmental Compliance
         Section 11.8     Termination, Cancellation, Surrender





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
Article XII.     Waiver of Claims and Indemnification
         Section 12.1     Waiver of Claims
         Section 12.2     Indemnification
         Section 12.3     Definition of Landlord and Tenant

Article XIII.    Damage and Destruction
         Section 13.1     Damage and Destruction

Article XIV.     Waiver of Subrogation
         Section 14.1     Waiver of Subrogation

Article XV.      Insurance
         Section 15.1     General Provisions with Regard to Insurance

Article XVI.     Eminent Domain
         Section 16.1     Eminent Domain

Article XVII.    Access to Premises
         Section 17.1     Access to Premises

Article XVIII.   Communications
         Section 18.1     Communications
         Section 18.2     Notice Addresses

Article XIX.     Failure to Perform, Defaults, Remedies
         Section 19.1     Defaults
         Section 19.2     Remedies
         Section 19.3     Deficiency
         Section 19.4     Breach by Tenant

Article XX.      Condition of the Premises
         Section 20.1     Condition of the Premises

Article XXI.     Landlord's Title
         Section 21.1     Landlord's Title

Article XXII.    Landlord's Right to Perform for Account of
                    Tenant and Attorneys' Fees
         Section 22.1     Landlord's Right to Perform for Account of
                             Tenant and Attorneys' Fees

Article XXIII.   Successors and Assigns
         Section 23.1     Successors and Assigns

Article XXIV.    Reservations by Landlord
         Section 24.1     Reservations by Landlord

Article XXV.     Rules and Regulations
         Section 25.1     Rules and Regulations

Article XXVI.    Non-Waiver
         Section 26.1     Non-Waiver

Article XVII.    Other Tenants
         Section 27.1     Other Tenants

Article XXVIII.  Miscellaneous Provisions
         Section 28.1     No Constructive Eviction
         Section 28.2     Landlord's Lien
         Section 28.3     Subordination
         Section 28.4     Tenant Estoppel Certificates
         Section 28.5     Relocation
         Section 28.6     Brokerage Fees
         Section 28.7     Unenforceability/Joint and Several Liability
         Section 28.8     Headings, Miscellaneous
         Section 28.9     Holding Over





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
         Section 28.10    Payments
         Section 28.11    Force Majeure
         Section 28.12    Overload
         Section 28.13    Liability of Landlord
         Section 28.14    Entire Agreement
         Section 28.15    Governing Law
         Section 28.16    Recordation of Lease
         Section 28.17    Not Binding Lease
         Section 28.18    Guarantors

                                List of Exhibits

[S]         [C]
EXHIBIT A - Delineation of Premises
EXHIBIT B - Rules and Regulations
EXHIBIT C - Work Letter
EXHIBIT D - Statement Specifying Commencement Date and Termination Date EXHIBIT E - Spears & Riley Space
EXHIBIT F - Southwest Side of Sixth Floor (2,058 contiguous square feet) EXHIBIT G - Southwest Side of Sixth Floor (2,494 contiguous square feet)





                                      -iv-
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                        THE 2501 CEDAR SPRINGS BUILDING


         THIS LEASE AGREEMENT, made as of the _____ day of ____________________, 19__, by and between 2501 Cedar Springs Investors, hereinafter referred to as "Landlord", and Milestone Health Care, Inc. a Delaware Corporation, hereinafter referred to as "Tenant".

                              W I T N E S S E T H:

                 WHEREAS, Landlord desires to lease to Tenant certain premises located in its office building (as hereinafter defined) and Tenant desires to lease the same upon the terms and conditions and for the good and valuable consideration described in this lease agreement, hereinafter sometimes referred to as the "Lease";

                 NOW, THEREFORE, the parties hereto agree as follows:

                                       I

                     BASIC LEASE PROVISIONS AND DEFINITIONS

         1.1     (a)      Building.  2501 Cedar Springs, consisting of
approximately 110,923 square feet of Net Rentable Area (as hereinafter defined), located at 2501 Cedar Springs in the City of Dallas, Texas.

                 (b) Parking Garage. Adjacent to the Building consisting of six (6) floors and approximately 346 parking spaces.

         1.2 Premises. The Premises, designated as Suite #600, are located on the 6th floor(s) of the Building, consist of approximately 6,166 square feet of Net Rentable Area and are separately outlined and shown on Exhibit "A" attached hereto.

         1.3 Lease Term. The Lease Term is for a period of Five (5) years, commencing on the 1st day of May, 1992, (the "Commencement Date"), unless otherwise defined in Article III, and ending at midnight on the 30th day of April, 1997, (the "Termination Date") or at such earlier date as this Lease may be terminated as hereinafter provided.

         1.4 Base Rental. The Base Rental for the entire term of the Lease shall be 359,169.50. The Base Rental shall be at the annual rental rate of $64,743.00 from May 1, 1992 through april 30, 1993; $69,984.10 from may 1, 1993 through April 30, 1994; and $73,992.00 from May 1, 1994, through April 30, 1995; $77,999.90 from May 1, 1995 through April 30, 1996; $83,241.00 from May
1, 1996 through April 30, 1997; payable monthly in advance in the amount of $5,395.25 per month from July 1*, 1992 through April 30, 1993; $5,832.01 per month from May 1, 1993 through April 30, 1994; $6,166.00 per month from May 1, 1994 through April 30, 1995; $6,500.00 per month from May 1, 1995 through April 30, 1996; $6,936.75 per month from May 1, 1996 through April 30, 1997. To the Base Rental shall be added any applicable sales tax which Tenant hereby agrees to pay. Base Rental shall be adjusted in accordance with Article IV of this Lease.

         1.5 Tenant's Share of Operating Costs. Tenant's share of Building Operating Costs and Real Estate Taxes shall be 5.6% of such costs as provided for in Sections 4.4 and 4.5.





__________________________________

     * May, and June of 1992 or the first two (2) months of occupancy to be specified in Exhibit "D" shall be rent free. Tenant shall begin fifty-eight (58) months of payment thereafter as scheduled.

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         1.6     Permitted Uses by Tenant. The Premises shall be fully occupied and used by Tenant exclusively, solely for the following purposes: General Office Use and for no other purpose.

         1.7 Security Deposit. Tenant is depositing with Landlord a security deposit in the amount of $6,166.00 (the "Security Deposit"), to be held by Landlord as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of Rental or a measure of Landlord's damages in case of Default (as hereinafter defined) by Tenant. Upon the occurrence of a Default by Tenant, Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Rental and any other damage, injury, expense or liability caused to Landlord by such Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in Default hereunder, any remaining balance of the Security Deposit shall be returned to Tenant upon termination of this Lease and after delivery of the Premises in accordance with this Lease.

         1.8     Commitment Deposit.  Omitted.

                                       II

                                    PREMISES

         2.1 Work Letter. Landlord leases, demises and lets to Tenant the Premises and Tenant hereby leases from Landlord the Premises complete with improvements as set forth under the terms of the Work Letter, Exhibit "C", attached hereto and executed between Landlord and Tenant in connection with this Lease.

         2.2 Net Rentable Area. The term "Net Rentable Area" as used herein shall refer to the sum of: (1) the Net Useable Area which is computed by measuring to the inside finish of the Building's exterior glass line, to the exterior side of partitions which separate the Premises from the Building's interior nonrentable areas which are not within the Premises, and to the center of partitions that separate the Premises from adjoining rentable areas; plus
(2) a pro rata portion of the Building's floor area used for corridors, elevator lobbies, ground floor lobbies, vestibules, service and freight areas, restrooms, elevator and mechanical machine rooms, telephone and electrical closets, and other similar facilities provided for the benefit of all tenants of the Building, visitors to the Building, or Landlord (such areas collectively defined as "Common Areas"). No deduction shall be made for columns or projections necessary to the Building.





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         2.3     Agreed Square Footage.  It is agreed between the parties
hereto that the square footage of the Premises shall be as stated in Section
1.2 hereof and shall be considered final for all purposes under this Lease.

                                      III

                               COMMENCEMENT DATE

         3.1 Commencement Date. The Commencement Date shall be as set forth in Section 1.3. If Landlord is unable to give possession of the Premises on the Commencement Date of the term of this Lease by reason of the holding over of any tenant or because construction, repairs, or improvements being made or to be made by Landlord are not substantially completed, Rental shall abate for the period that possession by Tenant is delayed unless Tenant caused (in whole or in part) such delay in which case Rental shall not abate, but under no circumstances shall Landlord be responsible for direct or consequential damages because of its inability to furnish possession to Tenant by any particular date. Should Tenant occupy the Premises prior to the Commencement Date of this Lease, with such early occupancy being in all respects fully approved in writing by Landlord, all terms of this Lease shall then commence and the term of this Lease and the Rental provided herein shall go into effect (being prorated if necessary on an actual daily basis for the first month if the Commencement Date is other than the first day of a calendar month). It is mutually agreed that the Commencement Date of the term under such early occupancy shall be the date Tenant takes occupancy of the Premises and that the Termination Date stated above shall remain in effect. When the Commencement Date of the Lease Term has been determined as provided herein, Landlord shall deliver and Tenant shall execute a statement specifying the Commencement Date and the Termination Date of the Lease Term, in the form of Exhibit "D" attached hereto.

                                       IV

                                     RENTAL

         4.1 Payment. Tenant shall pay to Landlord in advance in legal tender of the United States of America, without any demand, setoff or deduction whatsoever, at the office of Landlord in Dallas, Texas or at such place or to such agent as Landlord may from time to time designate in writing, Rental comprised of a Base Rental as provided in Section 1.4 and Additional Rental as defined in Section 4.6. Landlord may accept partial payment of any of the payments enumerated in this Section 4.1 without prejudice to any of Landlord's rights or remedies.

         4.2 Base Rental. The Base Rental as provided in Section 1.4 shall be paid in advance, promptly upon the first day of every month of the term hereof. If the initial or final month is less than a full calendar month, the Base Rental for such month shall be reduced proportionately.

         4.3     Adjustment to Base Rental.  Omitted.





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         4.4     Tenant's Share of Operating Costs.

         (a) Landlord shall pay, in the first instance, all Operating Costs incurred by Landlord in the maintenance and operation of the Building. For these purposes, "Operating Costs" shall mean, for any calendar year, the sum of all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, operation and maintenance of the Building, parking facilities, grounds and land upon which it is situated including but not limited to the following: all management office expenses; all applicable sales tax and use taxes; expenses incurred for heat, cooling and other utilities; cost of insurance; cost of janitorial and cleaning service, trash collection services, pest control and security service; salaries, wages and other personnel costs of engineers, superintendents, watchpersons, and all other employees of the Building; charges under maintenance and service contracts for elevators, chillers, boilers and/or controls; window cleaning; building and grounds maintenance; parking lot maintenance; management fees; permits and licenses; all maintenance and repair expenses and supplies including replacement of fluorescent light bulbs and ballasts in building standard lighting fixtures; amortization, depreciation and replacement costs, interest and other debt costs with respect to equipment or machinery purchased to replace existing equipment, equipment or capital items purchased which are labor saving or energy conserving devices used in the maintenance and operation of the Building, or equipment, systems or other capital expenditures purchased to comply with the wishes or directives of a governing agency or body; and all other costs and expenses properly incurred in the operation and maintenance of an office building. Operating Costs shall exclude the following: Real Estate taxes as defined in Section 4.5; cost of alterations of all rentable premises; real estate brokers' lease commissions; payment of principal and interest on mortgages; cost to Landlord of any work or service performed for any tenant at the cost of such tenant; and capital expenditures except those qualifying for inclusion as listed above.





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         (b)     The Base Year for Operating Costs shall be 1992.

         (c) In determining the amount of Operating Costs for the Base Year or for any subsequent year, (1) if less than 95% of the Net Rentable Area contained in the Building shall have been occupied by tenants and used by them, at any time during the year, Operating Costs shall be deemed for the purposes of this paragraph to be increased to an amount equal to the like Operating Cost which would normally be expected to be incurred had such occupancy been 95% and had such full utilization been made during the entire period, or (2) if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Cost) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be deemed for the purposes of this paragraph to be increased by an amount equal to the additional Operating Cost which would reasonably have been incurred during such period by Landlord if it had, at its own expense, furnished such work or service to such tenant.

         (d) For each calendar year subsequent to the Base Year, Tenant agrees to pay, as Additional Rental, Tenant's pro rata share, as set forth in Section 1.5, of the amount by which the Operating Costs for such calendar year exceeds the Operating Costs for the Base Year (such excess hereinafter referred to as "Excess Operating Costs"). Notwithstanding anything to the contrary contained herein, the controllable portion of Tenant's Share of Excess Operating Costs shall not increase more than a cumulative total of seven and one half percent (7 1/2%) per annum throughout the Lease Term (i.e. the maximum amount in any Calendar Year shall be 107.5% of the maximum annual amount that Landlord could have charged Tenant in the previous year, without regard to the actual charged in such previous year). Tenant shall pay said Additional Rental in the following manner:

                 (i) Prior to the last day of each calendar year falling within the Lease Term, Landlord shall provide Tenant with a statement of estimated Excess Operating Costs for the upcoming calendar year. Said statement shall be based upon Landlord's reasonable estimate of anticipated costs. Beginning January 1 of the upcoming calendar year, Tenant shall pay, as Additional Rental, its pro rata share (as set forth in Section 1.5) of said estimated Excess Operating Costs in twelve (12) equal monthly installments, payable in advance promptly upon the first day of each month during the term hereof. If Landlord determines that the Excess Operating Costs are greater than the amount estimated prior to the last day of the calendar year, then Landlord may deliver to Tenant on the first day of March, June, September or December as appropriate, the revised amount of Additional Rental and Tenant shall pay to Landlord within twenty (20) days of Tenant's notification of the revised amount, the difference between the amount estimated prior to the last day of the calendar year and the revised estimate for the portion of the current calendar year which has expired. Monthly installments of Additional Rental will be increased for the months following the receipt by Tenant of the revised estimate of Excess Operating Costs to Tenant's pro rata share of the annual revised Excess Operating Costs divided by twelve (12).

                 (ii) Not more than one hundred eighty (180) days following the last day of each calendar year, Landlord shall provide Tenant with a written





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                          statement comparing the amount of estimated Excess
                          Operating Costs paid by Tenant in and for the calendar year or part thereof just ended with Tenant's pro rata share, as set forth in Section 1.5, of the Excess Operating Costs actually incurred for said period. If the amount of estimated Excess Operating Costs paid by Tenant for such prior calendar year or part thereof exceeds the amount Tenant should have paid for said period, Landlord shall give Tenant a credit against current payments of Additional Rental. If, however, the amount of estimated Excess Operating Costs paid by Tenant for such prior calendar year or part thereof is less than the amount Tenant should have paid for said period, Tenant shall pay Landlord, as Additional Rental, the difference within twenty (20) days following Tenant's receipt of written notice thereof. Any delay or failure of Landlord in billing any Operating Cost escalation hereinabove provided shall in no way constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such escalation hereunder.

         4.5     Tenant's Share of Real Estate Taxes.

         (a) "Real Estate Taxes" means all general and special real estate taxes, special assessments and other ad valorem taxes, levies and assessments (net of any refund) paid upon or in respect of the Building or the land upon which the Building is located (the "Land") and all taxes or other charges imposed in lieu of any such taxes including fees of counsel and experts which are reasonably incurred by, or reimbursable by, Landlord in seeking any reduction in the assessed valuation of the Building and/or the Land or a judicial review thereof. If any such application or review results in a refund on account of any prior assessment, Landlord shall, after payment of reasonable expenses incurred in connection therewith (whether by Landlord, Tenant or other tenants of the Building), reimburse Tenant its pro rata share of such refund. Notwithstanding the foregoing, the term "Real Estate Taxes" shall under no circumstances include any interest or penalties paid by Landlord as a result of Landlord's not paying Real Estate Taxes when due and payable, any net income, franchise or capital gains tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Real Property.

         (b)     The Base Year for Real Estate Taxes shall be 1992.

         (c) For each calendar year subsequent to the Base Year, Tenant agrees to pay, as Additional Rental, Tenant's pro rata share, as set forth in Section 1.5, of the amount by which the Real Estate Taxes for such calendar year exceeds the Real Estate Taxes for the Base Year (such excess hereinafter referred to as "Excess Real Estate Taxes"). Tenant shall pay said Additional Rental in the following manner:

                 (i) Prior to the last day of each calendar year falling within the Lease Term, Landlord shall provide Tenant with a statement of estimated Excess Real Estate Taxes for the upcoming





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

                          calendar year. Said statement shall be based upon Landlord's reasonable estimate of anticipated Real Estate Taxes. Beginning January 1 of the upcoming calendar year, Tenant shall pay as Additional Rental, its pro rata share, as set forth in Section 1.5, of said estimated Excess Real Estate Taxes in twelve
                          (12) equal monthly installments, payable in advance promptly upon the first day of each month during the term hereof. If Landlord determines that the Excess Real Estate Taxes are greater than the amount estimated prior to the last day of the calendar year, then Landlord may deliver to Tenant on the first day of March, June, September or December, as appropriate, the revised amount of Additional Rental and Tenant shall pay to Landlord within twenty (20) days of Tenant's notification of the revised amount, the difference between the amount estimated prior to the last day of the calendar year and the revised estimate for the portion of the current calendar year which has expired. Monthly installments of Additional Rental will be increased for the months following the receipt by Tenant of the revised estimate of Excess Real Estate Taxes to the Tenant's pro rata share of the annual revised Excess Real Estate Taxes divided by twelve (12).

                 (ii) Not more than one hundred eighty (180) days following the last day of each calendar year, Landlord shall provide Tenant with a written statement comparing the amount of estimated Excess Real Estate Taxes paid by Tenant in and for the calendar year or part thereof just ended with Tenant's pro rata share, as set forth in Section 1.5, of the Real Estate Taxes actually incurred for said period. If the amount of estimated Excess Real Estate Taxes paid by Tenant for such prior calendar year or part thereof exceeds the amount Tenant should have paid for said period, Landlord shall give Tenant a credit against current payments of Additional Rental. If, however, the amount of estimated Excess Real Estate Taxes paid by Tenant for such prior calendar year or part thereof is less than the amount Tenant should have paid for said period, Tenant shall pay Landlord, as Additional Rental, the difference within twenty (20) days following Tenant's receipt of written notice thereof. Any delay or failure of Landlord in billing any tax escalation hereinabove provided shall in no way constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

         4.6 Rental Definition. For all purposes with respect to this Lease and the remedies available to Landlord under the terms hereof and under the laws of Texas, the term "Rental" shall include, without limitation, (a) Base Rental as well as all Adjustments to Base Rental made during the term of this Lease; (b) Tenant's share of Operating Costs and Real Estate Taxes; and
(c) sundry charges and reimbursable costs. Items (b) and (c) above may sometimes herein be referred to as "Additional Rental". Any Rental payment due hereunder shall be deemed delinquent if not received by Landlord on the date on which it first became due.





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                                       V

                              LANDLORD'S SERVICES

         5.1 Electricity. Landlord, as long as Tenant is not in Default under any of the terms of this Lease, shall furnish or cause to be furnished, electricity for normal business usage during normal business hours. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld (i) connect: reproducing equipment; electronic data processing equipment; heating or air-conditioning equipment; special lighting in excess of the building standard specifications nor any other item of electrical equipment which (singly) consumes more than permitted by the building standard specifications and/or (ii) make any alteration or addition to the electric system of the Premises existing on the Commencement Date of this Lease. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof, including twenty percent (20%) of direct cost for Landlord's overhead expense, shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Base Rental in an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord; that is, the potential additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. Where Tenant occupies a full floor, Tenant shall have a separate electric meter and shall contract directly with the local utility company servicing the Building. If Tenant occupies less than a full floor, Tenant shall pay to Landlord, as Additional Rental, Tenant's share of the cost of electricity servicing such floor. Tenant's proportionate share being the proportion which the floor area of the Premises bears to the total rentable floor area on such floor.

         5.2 Air Conditioning. Landlord, as long as Tenant is not in Default under any of the terms of this Lease, shall furnish or cause to be furnished, air-conditioning to provide a temperature condition required for the reasonably comfortable occupancy of the Premises under normal business conditions, Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., Sundays, legal holidays at reasonable temperatures as determined by Landlord. Further, the foregoing refers to air-conditioning under normal use and does not include any areas which develop excessive heat from machines, lights, sun, overcrowding or other sources. The system shall be capable of maintaining reasonably comfortable temperatures if and only if these performance requirements are maintained:

         (a)     One person per 100 square feet average occupancy per floor.

         (b) Four (4) watts per square foot for Tenant lighting and power use average per floor.

         (c) Light-colored blinds, fully drawn with slats at a 45degrees angle coincident with peak sun load; or other equivalent solar barrier.

The equipment installation and energy consumption for air-conditioning and heating all such areas which require special treatment shall, upon Landlord's written consent, be installed and/or paid for by Tenant. If Tenant requires air-conditioning outside the hours and days specified above, Landlord shall, upon reasonable advance notice furnish such service. Tenant agrees to pay Landlord for such service at an hourly rate as established from time to time by Landlord, unless Tenant shall occupy a full floor, in which event Tenant shall pay the utility company directly.

         5.3 Heat. Landlord, as long as Tenant is not in Default under any of the terms of this Lease, shall furnish or cause to be furnished, heat to the Premises, Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., Sundays, legal holidays during those portions of each year that heating may be necessary, so as to provide a temperature condition required for the reasonably comfortable occupancy of the Premises under normal business conditions. If Tenant requires heat outside the hours and days specified above, Landlord shall, upon reasonable advance notice furnish such service. Tenant agrees to pay Landlord for such service at an hourly rate as established from time to time by Landlord, unless Tenant shall occupy a full floor, in which event Tenant shall pay the utility company directly.

         5.4 Water. Landlord, as long as Tenant is not in Default under any of the terms of this Lease, shall furnish or cause to be furnished, water from the City of Dallas mains for use in the Common Areas for drinking, lavatory and toilet purposes, drawn through fixtures installed by Landlord, or by Tenant with Landlord's written consent, and warm water for lavatory purposes from regular Building supply at reasonable temperatures as determined by Landlord. For water furnished for any other purposes, Tenant shall pay Landlord therefor at the same rates as would have been charged Tenant by the City of Dallas plus a fifteen percent (15%) administrative fee. Tenant shall not waste or permit the waste of water. If within thirty (30) days, Tenant fails to pay Landlord's charges for water, Landlord, upon not less than ten (10) days' written notice thereafter, may discontinue furnishing water services and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord liable for damages or relieve from any obligation hereunder. Tenant shall not install any equipment which uses water without the prior express written consent of Landlord, which consent shall not be unreasonably withheld. Landlord's consent to the installation of water equipment shall not relieve Tenant from the obligation to use no more water than the safe capacity.

         5.5 Janitorial Services. Landlord, as long as Tenant is not in Default under any of the terms of this Lease, shall furnish or cause to be furnished, janitorial services, subject to work limitations as may be set forth in any applicable union or other collective bargaining agreement with Landlord. In no event shall such services include washing dishes, cups and/or similar items. Landlord reserves the right to charge for extra services over and above the building standard specifications.

         5.6 Elevator Service. Landlord, as long as Tenant is not in Default under any of the terms of this Lease, shall furnish or cause to be furnished without additional charge, normal passenger elevator service in common with Landlord, to tenants of and visitors to the Building. Normal passenger elevator service shall consist of operatorless automatically operated elevator service from 7:00 a.m. to 10:00 p.m. except Saturdays, Sundays and national holidays, with two elevators subject to call at all other times, including Saturdays, Sundays and national holidays.

         5.7 No Liability. Interruption or malfunction of the above utilities, services and/or telephone service shall not constitute an eviction or disturbance of Tenant or a breach by

Landlord. Nor shall such temporary interruption or malfunction render Landlord liable for damages (whether consequential or otherwise), release Tenant from any obligation under this Lease, or grant Tenant any right of offset, deduction, recoupment or rent abatement.

                                       VI

                               OTHER IMPOSITIONS

         6.1 Other Impositions. In addition to the Rental provided hereunder, Tenant agrees to pay each and all license and permit fees and all taxes and increase in taxes levied and assessed by any governmental body by virtue of any leasehold improvements or by virtue of Tenant conducting its described use, business or operation on the Premises, the employment of agents, servants, or other third parties, the bringing, keeping or selling of personal property or chattels of whatsoever nature from the Premises. The foregoing is intended to bind Tenant to pay, and promptly discharge, all taxes and/or levies, together with related interest and penalties, whether assessed by Federal or State authority or any political subdivision thereof, directly or indirectly related to its business, improvements, functioning, employment, assets, existence, sales, entertainment, or the like. Tenant specifically agrees to reimburse Landlord for any increase in ad valorem taxes resulting from use of fixtures or improvements by Tenant which Landlord becomes obligated to pay.

                                      VII

                            ASSIGNMENT AND SUBLEASE

         7.1 Limitations. Notwithstanding anything set forth in this Lease to the contrary, Tenant shall not assign this Lease or any interest therein nor sublet the Premises or any portion thereof without the prior written consent of Landlord, provided however, that Tenant shall have the right to assign this Lease or any interest therein, or sublet the Premises or any portion thereof without the consent of Landlord:

         (1) to any subsidiary or any parent or any subsidiary of any parent of Tenant;

         (2)     to any corporation with which Tenant may merge or consolidate;
                 or

         (3) to any corporation acquiring all or substantially all of the assets and/or stock of Tenant provided such corporation after the purchase has a net worth of at least Three Million and No/100 Dollars ($3,000,000.00);

         With respect to those assignments or subleases requiring Landlord's prior permission, Landlord shall not unreasonably withhold its consent or permission; provided, however, that it shall not be deemed unreasonable for Landlord to require the perspective assignee or sublessee to:

         (1) have a net worth equal to or better than that of Tenant on the date this Lease was executed;

         (2)     have a good reputation in the business community; and

         (4) have no prior unpleasant relationship with Landlord such that Landlord or its affiliates have made a corporate decision not to lease space in one of its properties to the proposed assignee or sublessee or an affiliate of proposed assignee or sublessee.

         If an assignment or sublease is permitted by this Lease or by Landlord, Tenant shall remain liable for all obligations under the Lease and the proposed assignee or sublessee must operate the Premises subject to the requirements of the use clause contained in the Lease. Landlord shall be entitled to all reasonable legal fees incurred by virtue of each request for assignment and/or sublease.

         Tenant shall not make or permit any assignment or sublease (by operation of law or otherwise) of this Lease or mortgage this Lease without the prior express written consent of Landlord on a form approved by Landlord. Except as elsewhere provided herein, Landlord may withhold its consent in its sole discretion for any reason or no reason at all. Tenant shall not permit the use or occupancy of the Premises, or any portion thereof, by anyone other than Tenant and shall not make any transfer of any nature whatsoever of its right under this Lease or of Tenant's interest set forth in this Lease without the prior written consent of Landlord. Any such assignment or subletting, whether approved by Landlord or not, or whether any such assignment or subletting is a permitted assignment or sublease under this Article VII hereof, shall not relieve Tenant of any liability for the total agreed Rental due hereunder nor from Tenant's obligation to perform all the covenants herein contained including but not limited to compliance with the use set forth in Section 1.6, and if the rent specified in any such assignment or subletting documents exceeds the rent specified to be paid by Tenant under this Lease, and/or in the event additional consideration is paid or is payable to Tenant on account of such assignment or subletting, the rent specified herein shall be thereupon deemed to be increased in an amount equal to such excess and/or such additional consideration, as the case may be, and Tenant shall thereafter be responsible for the prompt payment to Landlord of such increased rent. Likewise, any payment made to Tenant on account or in consideration for such assignment or sublease shall be payable promptly as Additional Rental to Landlord. It is further understood and agreed that any such request for Landlord's approval of a proposed subletting or assignment shall be accompanied by a true and complete copy of the sublease or assignment which Tenant proposes to execute. Any written consent which may in any specific instance or circumstance be given by Landlord shall not imply or be deemed to be consent in any other instance or circumstance.

         If Tenant is a corporation or partnership, and if at any time during the term of the Lease the person or persons which, on the date of this Lease, own or owns a majority of such corporation's shares or the general partner's interests, voluntarily or by operation of law transfers control and/or ownership of such shares or general partner's interest or any portions thereof as the case may be, any such event shall be deemed to be an assignment of this Lease as to which event Landlord's prior written consent shall have been required, and in case of any such event Tenant shall so notify Landlord and Landlord shall have the right, at its option, to terminate this Lease by notice to Tenant given within thirty (30) days thereafter or within ninety (90) days after Landlord shall have received other notice thereof, except that this provision shall not be applicable to any corporation, all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended). For the purposes of this Section, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

         7.2 Right of First Refusal. In addition to the prohibition on transfers or assignments without Landlord's prior written consent set forth this Section 7.1 hereof, and not in modification or diminution thereof, if at any time, and from time to time, during this Term, Tenant shall receive an acceptable bona fide offer for the proposed assignment, sublease, sale or other transfer of Tenant's interest in and to this Lease and/or the Premises or any portion thereof, for which Landlord's prior written consent must first be had and obtained, Tenant shall, at or prior to the time request is made for such consent in written form, offer to Landlord the right of first refusal to purchase Tenant's interest in and to this Lease and to the Premises or any portion thereof at the same price and on the same terms and conditions as are being offered to Tenant as consideration for the proposed assignment, sublease, sale or other transfer, as the case may be. Tenant's written notice of such offer shall set forth the name and address of the prospective assignee and the price and other terms of such offer. Upon receipt of Tenant's notice as aforesaid, Landlord shall thereupon have the prior right to purchase Tenant's interest in and to the Lease and to the Premises at the price and on the terms and conditions contained in the bona fide offer which right Landlord must exercise, if at all, by giving Tenant written notice thereof not later than twenty (20) days after receipt of Tenant's written notice of the offer. In the event Landlord shall not elect to exercise its right of first refusal as aforesaid, such election shall not under any circumstances be deemed a consent to the proposed assignment, sublease, sale or other transfer of Tenant's interest in and to this Lease and/or the Premises; it being expressly understood that Tenant must still obtain the prior written consent of Landlord in each and every instance to any proposed assignment, sublease, sale or other transfer, as the case may be. Notwithstanding the foregoing provisions of this Section 7.2, Landlord's right of first refusal as contained herein shall not be applicable in the event of any proposed assignment, sublease, sale or other transfer of Tenant's interest in and to this Lease and/or to the Premises to any parent corporation, subsidiary corporation of Tenant, if Tenant shall be a corporation, or to any general partner (or members of their immediate family) of Tenant, if Tenant shall be a partnership, or to members of the immediate family of Tenant, if Tenant shall be an individual or individuals.

                                      VIII

                              COMPLIANCE WITH LAWS

         8.1 Compliance with Laws. Tenant agrees to strictly comply with all pertinent laws, ordinances, statutes and regulations whatsoever, of any governmental body or subdivision, incident to its occupancy of the Building and its use thereof. Notwithstanding the foregoing, Tenant shall not be required to make changes to the Premises which involve the structure of the Building.

                                       IX

                                QUIET ENJOYMENT

         9.1 Quiet Enjoyment. As long as Tenant is not in Default under the terms of this Lease, Tenant shall have peaceful and quiet possession of the Premises against all parties claiming adversely thereto by or under Landlord. Any purchaser of the Premises shall accept the attornment of Tenant and recognize Tenant as the Tenant under the Lease so long as Tenant is not in default.

                                       X

                                     SIGNS

         10.1 Signs. Tenant shall not erect or install any sign or other type display whatsoever, either upon the exterior of the Building, upon or in any window, or in any lobby, hallway or door therein located, without the prior express written consent of Landlord. All signs or lettering shall conform to the sign and lettering criteria established by Landlord. At Landlord's option, Landlord may provide suite signage at Tenant's expense. Landlord agrees to provide a directory of the names and locations of its tenants and to maintain the same at a convenient location in the lobby of the Building. The initial listing of the name and room number of Tenant may be furnished without charge to Tenant. The listings of additional names or room numbers and changes or revisions of listings shall be made by Landlord at the cost of Tenant.

                                       XI

                           TENANT'S CARE OF PREMISES

         11.1 Waste. Tenant shall commit no waste with respect to the Premises and shall keep the Premises in good repair along with the fixtures therein and, at the expiration or earlier termination, or cancellation of this Lease, shall surrender the Premises and fixtures therein in the same condition as when initially received by Tenant subject to any changes to the Premises approved by Landlord, and to reasonable wear and tear resulting from normal use. During the term of this Lease, Tenant shall pay for unstopping any drains or water closets on the Premises. If Tenant fails to make repairs to the Premises, Landlord may make the repairs and Tenant shall reimburse Landlord for the cost of said repairs, plus 20% overhead within ten (10) days of receipt of Landlord's bill for said repairs. At the termination of this Lease (including termination through Default of Tenant), Tenant shall surrender all keys, electronic ID cards, access devices and other building ID's, if applicable, for the Premises to Landlord at the place then fixed for the payment of rent and shall remove all Tenant's property before surrendering the Premises and shall surrender the Premises in "broom clean" condition.

         11.2 Alterations, Additions or Improvements. Tenant shall not make any alterations, improvements, door lock changes or other modifications of any kind to the Premises without the prior express written consent of Landlord. Requests to Landlord for same shall be in writing and shall be detailed to Landlord's reasonable satisfaction. All alterations, additions or improvements upon or affixed to or in the Premises (including, but not limited to carpets, drapes and anything bolted, nailed or otherwise secured in a manner customarily deemed to be permanent) shall be deemed to be a fixture inuring to the Building, and shall not be subject to attachment of a mechanic's, materialman's or similar lien, and shall in any event be and become the property of Landlord and remain upon the Premises and be surrendered at the end of this Lease.

         11.3 Flammables, Explosives or Toxic Substances. Tenant shall not use or permit to be brought into the Premises or the Building any flammable or explosive material, toxic substances environmentally hazardous materials (as defined below) or other articles deemed hazardous to persons or property. Tenant shall not use the Premises in any manner which shall (i) invalidate or be in conflict with fire, insurance, life safety or other policies covering the Building or the Premises, or (ii) increase the rate of fire or other insurance on the Building or the Premises. If any insurance premium should be higher than it otherwise would be by any reason of failure of Tenant to comply with provisions of this paragraph, Tenant shall reimburse Landlord as Additional Rental hereunder for that part of all insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant and Tenant shall make such reimbursement upon the first day of the month following such payment by Landlord.

         11.4 Property and Improvements at Tenant's Risk. Notwithstanding the provisions of Section 11.2 or any other provisions of this Lease, it is understood and agreed that all personal property, betterments and improvements in the Premises, of whatever nature, whether owned, leased or installed by Landlord, Tenant or any other person, shall be and remain at Tenant's sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, betterments or improvements, arising from any cause whatsoever including but not limited to casualty, overflowing or leaking of the roof, the bursting of water, sewer or steam pipes, or from heating or plumbing fixtures.

         11.5 Hazardous Materials Defined. For purposes of this Lease, the term "Hazardous Materials" shall mean: (1) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) ("RCRA"), as amended from time to time, and regulations promulgated thereunder; (2) any "hazardous substance" being "released" in "reportable quantity" as such terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (3) asbestos; (4) polychlorinated biphenyls: (5) urea formaldehyde insulation; (6) "hazardous chemicals" or "extremely hazardous substances", in quantities sufficient to require reporting, registration, notification and/or special treatment or handling under the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Sections 11001, et seq.) ("EPCRA"), as amended from time to time and regulations promulgated thereunder; (7) any "hazardous chemicals" in levels that would result in exposures greater than those allowed by permissible exposure limits established pursuant to the Occupational Safety and Health Act of 1970 (29 U.S.C. Sections 651, et seq.) ("OSHA"), as amended from time to time and regulations promulgated thereunder;
(8) any substance which requires reporting, registration, notification, removal, abatement and/or special treatment, storage, handling or disposal under Sections 6, 7 or 8 of the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.) ("TSCA") as amended from time to time and regulations promulgated thereunder; (9) any toxic or hazardous chemicals described in (29 C.F.R. 1910/1000-1047) in levels which would result in exposures greater than those allowed by the permissible exposure limits pursuant to such regulations;
(10) the contents of any storage tanks, whether above or below ground; (11) materials related to those described in subparagraphs (1) and (10) hereof; and
(12) anything defined as hazardous or toxic under any now existing or hereinafter enacted statute.

         11.6    Environmental Regulations Defined. For purposes of this
Article XI, the term "Environmental Regulations" shall mean any law, statute, regulation, order or rule now or hereafter promulgated by any Governmental Authority, whether local, state or federal, relating to air pollution, water pollution, noise control and/or transporting, storing, handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as same may be amended from time to time, including without limitation, the following: (i) the Clean Air Act (42 U.S.C. Sections 7401 et seq.); (ii) Marine Protection, Research and Sanctuaries Act (33 U.S.C. Sections 1401-1445);
(iii) the Clean Water Act (33 U.S.C. Sections 1251 et seq.); (iv) RCRA, as amended by the Hazardous and Solid waste Amendments of 1984 (42 U.S.C. Sections 6901 et seq.); (v) CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sections 9601 et seq.); (vi) TSCA;
(vii) the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. Sections 135 et seq.); (viii) the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.); (ayes) OSHA; (x) the Hazardous Liquid Pipeline Safety Act (49 U.S.C. Sections 2001 et seq.); (xi) the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.); (xii) the Noise Control Act of 1972 (42 U.S.C. Sections 4901 et seq.): (xiii) EPCRA; (xiv) National Environmental Policy Act (42 U.S.C. Sections 4321-4347).

         11.7 Environmental Compliance. Tenant represents, warrants, and covenants to Landlord that Tenant shall at no time use or permit the Premises to be used in violation of any Environmental Regulations. Tenant shall assume sole and full responsibility for, and shall remedy at its sole cost and expense, all such violations, provided that Landlord's approval of any remedial actions shall first be obtained, in writing, which approval shall not be unreasonably withheld. Tenant shall at no time use, generate, release, store, treat, dispose of, or otherwise deposit, in, on, under or about the Premises, any Hazardous Materials; or permit or allow any third party to do so, without Landlord's express, prior, written consent. Tenant's compliance with the terms of this Section 11.7 and with all Environmental Regulations shall be at Tenant's sole cost and expense. With regard to this Section 11.7, Tenant shall pay or reimburse Landlord for any costs or expenses incurred by Landlord, including reasonable attorneys', engineers', consultants' and other experts' fees and disbursements incurred or payable to determine, review, approve, consent to or monitor the requirements for compliance with Environmental Regulations, including, without limitation, above and below ground testing. Landlord is hereby authorized to enter upon the Premises for such purposes.

Tenant will supply Landlord with historical and operational information regarding the Premises, including without limitation, all reports required to be filed with governmental agencies, as may be reasonably requested by Landlord to facilitate site assessment, and will make available for meetings with Landlord, appropriate personnel having knowledge of such matters.

If Tenant fails to comply with the provisions of this Section 11.7 of if there is imminent danger such that delay in compliance might result in increased hazard, Landlord shall have the right, but not the obligation, without in any way limiting Landlord's other rights and remedies, to enter upon the Premises or to take such other actions as Landlord deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Materials on or affecting the Premises following the receipt of any notice or information asserting the existence of any Hazardous Materials. All reasonable costs and expenses paid or incurred by Landlord in the exercise of any such rights shall be payable by Tenant to Landlord upon demand plus default interest pursuant to Section 28.10. Tenant shall provide Landlord with written notification, immediately upon the discovery or notice (from a governmental authority or other entity) or reasonable grounds to suspect, by Tenant, its successors, assigns, licensees, invitees, employees, agents, and/or partners the presence in the Premises and/or the Shopping Center of any Hazardous Materials or conditions that result in a violation or could reasonably be expected to violate this Article XI, together with a full description thereof. It shall be a Default under this Lease, entitling Landlord to exercise any of its rights and remedies under this Lease, if any provision of this Article XI is not strictly complied with at all times. Landlord's election to conduct inspections of the Premises shall not be construed as approval of Tenant's use of the Premises or any activities conducted thereon, and shall in no way constitute an assumption by Landlord of any responsibility whatsoever regarding Tenant's use of the Premises or Hazardous Materials.

         11.8 Termination, Cancellation, Surrender. In the event this Lease is terminated, cancelled or surrendered for any reason whatsoever, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials so that the condition of the Premises shall conform with all Environmental Regulations affecting the Premises.

         11.9 Removal of Hazardous Materials. If any governmental authority requires the removal of Hazardous Materials, Landlord shall do so without any expense to Tenant, so long as said Hazardous Materials were not placed in the Premises by or on behalf of Tenant or Tenant's agents.


                                      XII

                      WAIVER OF CLAIMS AND INDEMNIFICATION

         12.1 Waiver of Claims. To the extent permitted by law, Landlord shall not be liable for and Tenant releases Landlord from, and waives all claims for damage to person or property sustained by Tenant or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or neglect of Tenant or occupant of the Building or of any other person, including Landlord. If any damage, whether to the Premises or to the Building, results from any act or neglect oL. Tenant, Landlord may, at Landlord' s option, repair such damage and Tenant shall, upon demand by Landlord, reimburse Landlord for the total cost of such repairs . Tenant hereby releases Landlord from any and all claims or demands for damages, loss, expense or in jury to the Premises, or to the other property of Tenant in, about or upon the Premises, as the case may be, which may be caused by or result from perils, events or happenings which are the subject of insurance required to be carried by Tenant and in force at the time of any such loss. All property of any kind belonging to Tenant that is in the Building or the Premises shall be there at the sole risk of Tenant, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof. Landlord shall not be liable for any injury, loss or damage to any persons or property on or about the Premises from any other cause of whatsoever nature, unless the same is directly and solely caused by negligence or willful misconduct of Landlord and there is not fault or negligence of Tenant, and Tenant shall defend and save Landlord harmless and indemnified against such injury, loss or damage, or liability or claim thereof arising from any act, omission or negligence of Tenant Landlord shall not be liable to Tenant for any inconvenience, interference, annoyance, loss or damage resulting from work done in or upon the Premises or any portion of the Building or adjacent grounds. Under no circumstances shall Landlord be responsible for direct or consequential damages for any failure to furnish or any delay or interruption in furnishing any service of any nature to be provided by Landlord under the terms of this Lease . Tenant shall employ counsel satisfactory to Landlord, or at Landlord's option, Landlord may retain its own counsel at the expense of Tenant, to prosecute, negotiate and defend any such claim, action or cause of action. Landlord shall have the right to compromise or settle any such claim, action or cause of action without admitting actual liability and without Tenant's consent. Tenant shall pay any indebtedness arising under said indemnity to Landlord together with interest thereon at the default rate set forth in Section 28.10 of this Lease, from the date such indebtedness arises until paid. Tenant's duty to indemnify Landlord shall survive the termination or expiration of this Lease.

         12.2 Indemnification. Tenant covenants and agrees to defend, indemnify and hold Landlord harmless from any loss, cost or expense whatsoever, directly or indirectly resulting or occasioned to, or imposed upon, Landlord
(i) by injury to or destruction of life or property resulting from the use and occupancy of the Building by Tenant, or (ii) by damage to or destruction of the Building structure, or any part thereof, or of any abutting real property caused by or attributable to the negligent act or acts or omission or omissions to act of Tenant or caused by or attributable to Tenant's failure to perform its obligations under this Lease.

         12.3 Definition of Landlord and Tenant. As used in this Lease, the term "Landlord" shall be deemed to include any agent, managing agent, affiliate, contractor, employee, director, officer or servant of Landlord, or any corporate entity affiliated with Landlord, or third party operator and owner of the Building and the term "Tenant" shall be deemed to include Tenant, his or its agents, officers, employees, servants, partners, independent contractors, licensees, invitees, or visitors.

                                      XIII

                             DAMAGE AND DESTRUCTION

         13.1 Damage and Destruction. In the event that the Building should be totally destroyed by fire, tornado or other casualty or in the event the Premises or the Building should be so damaged that rebuilding or repairs cannot be completed within ninety (90) days after the date of such damage, Landlord may at its option terminate this Lease, in which event Base Rental shall be abated during the unexpired portion of this Lease effective as of the date of such damage . In the event the Building or the Premises should be damaged by fire, tornado or other casualty covered by Landlord's insurance, but only to such extent that rebuilding or repairs can be completed within ninety (90) days after the date of such damage, or if the damage should be more serious and Landlord does not elect to terminate this Lease, in either such event Landlord shall within sixty (60) days after the date of such damage commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the Building and/or Premises to substantially the same condition which existed immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the improvements, betterments, furniture, equipment, fixtures and other improvements which may have been placed by Tenant, Landlord or any other person within the Building or the Premises and Tenant at its sole expense shall be obligated to restore the same to substantially the same condition which existed immediately prior to the happening of the casualty. Landlord shall allow Tenant a fair diminution of Base Rental during the time and to the extent that the Premises are unfit for use by Tenant in the ordinary conduct of Tenant's business. The abatement shall continue only until the earlier of (a) sixty (60) days following the completion of Landlord's Work or (b) the completion of Tenant's repairs. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild, and this Lease shall terminate upon notice to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control, and Landlord's entire obligation to rebuild or restore hereunder shall be limited to the extent of any recoverable insurance proceeds available therefor.


                                      XIV

                             WAIVER OF SUBROGATION

         14.1 Waiver of Subrogation. Each party hereby waives any and every right or cause of action for the events which occur or accrue during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "All Risk" or similar policies or self-insurance covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies or self-insurance. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

                                       XV

                                   INSURANCE

         15.1    General Provisions with Regard to Insurance.

         (a) Tenant shall provide and maintain a Broad Form Commercial General Liability Policy of insurance with respect to the Premises. Landlord, its managing agent and any designee of Landlord shall be named as additional insureds. The liability insurance policy shall protect Landlord, its managing agent, Tenant and any designee of Landlord against any liability which arises from any occurrence on or about the Premises or any appurtenance of the Premises, or which arises from any of the Claims indicated in Article XII against which Tenant is required to indemnify Landlord and its managing agent. It is understood and agreed that the liability coverage provided herein shall extend beyond the Premises to portions of the Common Areas (including the Parking Garage) which Tenant shall use from time to time.

         (b) The policy is to be written by a good and solvent insurance company satisfactory to Landlord. The coverage limits of the policy shall be at least $1,000,000 per occurrence, combined single limit, and shall include contractual liability insuring the indemnity provisions of this Lease.

         (c) If it becomes customary for a significant number of tenants of office buildings to be required to provide liability insurance policies to their landlords with coverage limits higher than the foregoing limits, within thirty (30) days after Landlord's request therefor Tenant shall provide Landlord with an insurance policy whose limits are not less than the then customary limits.

         (d) Tenant shall carry fire and all-risk coverage, vandalism and malicious mischief insurance covering all improvements, stock in trade, fixtures, furniture, furnishings, removable floor coverings, trade equipment, signs and all other decorations in the Premises to the extent of one hundred percent ( 100%) of their full insurable value and replacement cost without deduction for depreciation. In the event of casualty loss hereunder, the proceeds of such policies shall be applied solely to the replacement, restoration and refurbishment of such damaged items.

         (e) On or before Tenant enters the Premises for any reason, and again before any insurance policy shall expire, Tenant shall deliver to Landlord the policy or a renewal thereof, as the case may be, together with evidence of payment of applicable premiums. Any insurance required to be carried under this Lease may be carried under a blanket policy covering the Premises and other locations of Tenant. If Tenant includes the Premises in blanket coverage, Tenant may deliver to Landlord a duplicate original of the blanket insurance policy. Tenant may request that Landlord accept a certificate evidencing such insurance instead of the original of the policy, however, Landlord shall have the right to insist upon receipt of an original or duplicate original of the policy.

         (f) All insurance policies required to be carried under this Lease by or on behalf of Tenant shall provide (and any certificate evidencing the existence of any insurance policies, shall certify) that: unless Landlord shall be given thirty (30) days' written notice of any cancellation or failure to renew, or material change to, the policies, as the case may be, (i) the insurance shall not be cancelled and shall continue in full force and effect, (ii) the insurance carrier shall not fail to renew the insurance policies for any reason and (iii) no material change may be made in an insurance policy. As used in this Lease, the term "insurance policy" shall include any extensions or renewals of an insurance policy.

         (g) If Tenant fails to comply with any of the insurance requirements stated in this Lease, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium cost thereof upon demand.

         (h) For the first twenty-four months of the Lease, Tenant in lieu of providing the insurance required in Section 15.1, may self-insure so long as Tenant agrees not to hold Landlord, its officers, agents, contractors, affiliates or employees liable for any losses resulting to property to be insured by Tenant. Under this Lease, Tenant hereby expressly waives all right of recovery against Landlord, its officers, agents, contractors, affiliates or employees for damage which would otherwise be covered by an "All Risk" policy of insurance on the Premises.

                 Further, if Tenant self-insures in lieu of carrying a Broad Form Commercial General Liability Policy, the effect of the applicable provisions of this Lease shall be the same as if Tenant maintained the insurance required herein.

                 If Tenant opts to self-insure, any references contained in this Lease which impose obligations upon Tenant's insurance company shall apply to Tenant.

                 Beginning with the twenty-fifth month of this Lease, Tenant will not be permitted to self-insure unless prior to the end of the twenty-fourth month of the Lease Term:

                 (1) Tenant's Guarantor has extended the term of the Guaranty of Lease for the remainder of the Lease Term plus any option period with regard to Sections 12 and 15 of the Lease; or

                 (2) Tenant has furnished Landlord with financial information satisfactory to Landlord evidencing Tenant's ability to self-insure.

                 Absent the occurrence of (1) or (2) above prior to the end of the twenty-fourth month of the Lease Term, Tenant (no later than the first day of the twenty-fifth month of the Lease
                 Term) must furnish to Landlord certificates of insurance from companies licensed to do business in the State of Texas evidencing the coverage required in this Lease. Failure to do so shall be a Default under the Lease .


                                      XVI

                                 EMINENT DOMAIN

         16.1 Eminent Domain. If the whole of the Premises shall be taken or condemned, or purchased in lieu thereof, by any government authority for any public or quasi-public use or purpose, then, in that event, the term of this Lease shall cease and terminate from the time when the possession shall be required for such use or purpose. The Rental shall in such case be apportioned to the date when the possession shall be required. In the event of a partial taking only of the Premises, Landlord shall notify Tenant in writing and Tenant shall have the option to cancel this Lease, by giving Landlord written notice within twenty (20) days after receipt of such notice from Landlord; provided the balance of the Premises remaining cannot be suitably used by Tenant for its purposes heretofore stated. If Tenant is entitled to exercise said option to cancel and does so, then such cancelling shall be effective and the Rental shall in such case be apportioned to the date when the possession shall be required. In the event Tenant is not entitled to cancel the Lease or, if it is entitled to do so, but does not exercise its option, then Tenant will be responsible for the Rental apportioned to the date when the possession shall be required. The Rental herein reserved shall be reduced and Tenant shall be required to pay that proportion of the Rental herein reserved that the Net Rentable Area contained in the remaining Premises bears to the Net Rentable Area contained in the Premises before such possession was required.

         Landlord and Tenant hereby agree that any award of proceeds resulting from a condemnation or sale in lieu thereof of the whole or part of the Premises shall belong solely to Landlord and Tenant hereby waives any right to make any claim therefore as the result of this Lease. Provided, however, that Landlord shall not be entitled to any award specifically made to Tenant for relocation expenses and the taking of Tenant' s fixtures, furniture or leasehold improvements (exclusive of that portion paid for by Landlord), less depreciation computed from the date of said improvements to the expiration of the original term of this Lease.


                                      XVII

                               ACCESS TO PREMISES

         17.1 Access to Premises. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times to examine the same and to show them to prospective purchasers, mortgagees, lessees or tenants of Landlord, or to public officials lawfully having an interest therein, or to make such decorations, repairs, alterations, improvements or additions as Landlord may reasonably deem necessary or desirable or to close entrances, doors, corridors, elevators or other facilities. Landlord, Tenant and all other tenants in the Building and their respective guests, invitees and employees shall have ingress and egress to and from all common public areas of the Building, provided that (i) Landlord has the right, under reasonable regulations, to regulate and control such guests, invitees and employees with respect to such access and the days and hours of access, and (ii) all Common Areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and iL. the amount of such areas is diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction. Landlord shall provide reasonable notice to Tenant prior to entering premises, if possible.

                                     XVIII

                                 COMMUNICATIONS

         18.1 Communications: No notice, request, consent, approval, waiver or other communication under this Lease shall be effective unless the same is in writing and is hand delivered or mailed by registered or certified mail, postage prepaid, addressed as follows:

         (a) If intended for Landlord, a communication shall be effective if mailed to the address designated as Landlord's Notice Address in Section 18.2 or to such other address as Landlord designates by giving notice to Tenant, with a copy to the address designated as Landlord's Notice Copy Address in
                 Section 18.2, or to such other person or party as Landlord shall designate by notice to Tenant.

         (b) If intended for Tenant, a communication shall be effective if mailed to the address designated as Tenant's Notice Address in
                 Section 18.2 or to such other address as Tenant shall designate by giving notice thereof to Landlord with a copy to the address designated as Tenant's Notice Copy Address in
                 Section 18.2, or to such other person or party as Tenant shall designate by giving a notice thereof to Landlord. Notice may be given to Tenant by Landlord or Landlord's attorney acting as Landlord's authorized agent.

         18.2    Notice Addresses:
                 ----------------

         (a)     Landlord's Notice Address:
                 -------------------------

                          Lehndorff USA Group
                          ----------------------------------
                          2250 Lakeside Boulevard, Suite 130
                          ----------------------------------
                          Richardson, Texas  75082
                          ----------------------------------

         (b)     Landlord's Notice Copy Address:
                 ------------------------------

                          Spears & Riley
                          2501 Cedar Springs
                          Suite 600
                          Dallas, Texas 75201

         (c)     Tenant's Notice Address:
                 -----------------------

                          Milestone HealthCare, Inc.
                          ----------------------------------
                          2501 Cedar Springs, Suite 610
                          ----------------------------------
                          Dallas, Texas 75201
                          ----------------------------------

         (d)     Tenant's Notice Copy Address:
                 ----------------------------

                          EPIC Healthcare Management Company
                          ----------------------------------
                          3333 Lee Parkway, Suite 900
                          ----------------------------------
                          Dallas, Texas  75216
                          ----------------------------------
                          ATTN:  Law Department
                          ----------------------------------


                                      XIX

                     FAILURE TO PERFORM, DEFAULTS, REMEDIES

         19.1    Defaults.

                 (a) Any one of the following events shall be deemed to be a Default by Tenant under this Lease:

                          (i) Tenant shall fail to pay any installment of Rental or other sum hereby reserved and such failure shall continue for a period of five (5) business days after delivery of written notice to Tenant.

                          (ii)    Tenant shall fail to comply with any
                 provision (including the Rules and Regulations attached hereto as Exhibit "B") of the Lease, other than the payment of rent, and shall not cure such failure within fifteen (15) business days after delivery of written notice to Tenant.

                          (iii) The filing or execution or occurrence of: a petition in bankruptcy or other insolvency proceeding by or against Tenant or any guarantor of Tenant's obligations; or petition or answer seeking relief under any provision of the Bankruptcy Act; or an assignment for the benefit of creditors or composition; or a petition or other proceeding by or against Tenant or any guarantor of Tenant's obligations for the appointment of a trustee, receiver or liquidator of Tenant or any guarantor of Tenant's obligations or any of Tenant's or such guarantor's property; or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor of Tenant's obligations.

                          (iv) Tenant shall abandon, desert or vacate any substantial portion of the Premises.

                          (v) Tenant shall default under any other lease with Landlord, now existing or hereafter entered into.

                 (b) This Lease is subject to the limitation that, if a Default shall occur, Landlord may give to Tenant a notice of intention to terminate Tenant's right to possession of the Premises at the expiration of five business (5) days from the date of service of the notice. At the expiration of the five (5) business days, Tenant's right to possession of the Premises shall expire, and all of the right title and interest of Tenant to possession of the Premises shall end. Tenant's liability under all of the provisions of this Lease shall continue notwithstanding any expiration and surrender, and notwithstanding any re-entry, repossession or dispossession under the terms of this Lease. Further, any legal fees and costs and expenses incurred by Landlord as a result of Tenant's Default shall be paid by Tenant to Landlord upon demand.

         19.2 Remedies. Upon the occurrence of any such Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, except as elsewhere provided herein, (Tenant hereby waiving notice to quit), together with any other remedies available to Landlord at law or in equity:

                 (a) Change the locks of the Premises without Tenant's consent. Landlord shall post a notice on the door of the Premises informing Tenant where a new key may be obtained. However, Landlord is under no obligation to furnish Tenant with a new key for the Premises unless and until Tenant has cured its Default.

                 (b) Terminate Tenant's right to possession oL. the Premises, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

                 (c) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor; Landlord may, but is under no obligation to relet the Premises and receive the rent therefor under terms and conditions acceptable to Landlord in its sole discretion and judgment; Tenant agrees to pay to Landlord ten
         (10) days after written notice by Landlord, as liquidated damages, sums equivalent to the monthly rent reserved hereunder less the avails of reletting, if any. Tenant shall also pay within ten (10) days after written notice, any additional amounts expended and/or incurred by Landlord including but not limited to amounts expended in renovating, repairing and altering the Premises for a new tenant, including leasing commissions and inducements reasonably necessary to relet the Premises. Notwithstanding any reletting hereunder, Landlord shall have the right at its option to terminate the Lease.

                 (d) Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord, on demand, as Additional Rental, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

         Pursuit of any of the foregoing remedies shall not constitute a forfeiture or waiver of any Rental due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the provisions herein contained. All Rental and Additional Rental hereunder shall be paid by Tenant to Landlord without any set-off or counterclaim whatsoever.

         Any property belonging to Tenant or to any person holding by, through or under Tenant, or otherwise found upon the Premises at the time of re-entry or termination of Tenant's right to the Premises by Landlord, may be removed therefrom and stored in any warehouse, at the cost of and for the account of Tenant, or, in Landlord's sole discretion, deemed to be abandoned by Tenant and disposed of accordingly.

         The foregoing rights and remedies given to Landlord are and shall be deemed to be cumulative, and the exercise of any of them shall not be deemed to be an election excluding the exercise by Landlord at any time of a different or inconsistent remedy, and shall be deemed to be given to Landlord in addition to any other and further rights granted to Landlord by the terms hereof, or by law, and the failure of Landlord at any time to exercise any right or remedy herein granted or established by law shall not be deemed to operate as a waiver of its right to exercise such right or remedy at any other future time. Further, Tenant waives its right to trial by jury in any action concerning this Lease.

         19.3 Deficiency. If Tenant's right to possession of the Premises is terminated under Subsection 19.1(b), Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for the Rental as defined in Section 4.6 and all other charges Tenant would have been required to pay until the date this Lease would have expired had such right not been terminated. It is expressly agreed herein that Landlord shall have the right, at its option, to recover sums due hereunder through litigation or otherwise from time to time on one or more occasions without the Landlord being obligated to wait until the expiration of the term of this Lease before filing suit. All attorneys' fees and costs and expenses incurred by Landlord under this Section 19.3 shall be paid by Tenant.

         19.4 Breach by Tenant. In the event of any breach or threatened breach by Tenant of any covenants, agreements, terms or conditions made in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and, in addition to the rights and remedies provided hereunder, shall have any other right or remedy allowed at law or equity by statute or otherwise. THE PROVISIONS OF THIS ARTICLE SHALL BE CONSTRUED CONSISTENT WITH THE LAW OF TEXAS SO THAT REMEDIES OF LANDLORD HEREIN DESCRIBED SHALL BE AVAILABLE TO LANDLORD TO THE FULL EXTENT BUT ONLY TO THE EXTENT THAT THEY ARE NOT INVALID OR UNENFORCEABLE UNDER THE LAW OF TEXAS.

                                     XX

                          CONDITION OF THE PREMISES

         20.1 Condition of the Premises. It is agreed that, by occupying the Premises, Tenant acknowledges that it has had full opportunity to examine the Building, including the Premises, and is fully informed, independently of Landlord, as to the character, construction and structure of the Building and the Premises. It is agreed that by occupying the Premises Tenant formally accepts the same and acknowledges that Landlord has complied with all requirements imposed upon it under the terms of this Lease. This Lease does not grant any right to light or air over or about the Premises or Building. Upon delivery of possession, Tenant shall inspect the Premises and give Landlord immediate written notice of contended defects in the Work (as defined in Exhibit "C"), if any, and of any contended variances of the Work from the requirements of this Lease. Any defect or variance not so set forth shall be deemed waived by Tenant. If Tenant shall fail to give such notice, it shall be deemed to waive all rights with respect to such defects or variances.

                                      XXI

                                LANDLORD'S TITLE

         21.1 Landlord's Title. Tenant recognizes and agrees that Landlord's title is and always will be paramount to the title of Tenant and under no circumstances shall Tenant do or be empowered to do any act which can, shall or may encumber Landlord's title or subject the Premises or the Building or any part of either to any lien or encumbrance. Tenant shall immediately remove any and all liens or encumbrances which are filed against the Premises or the Building by any person, firm, corporation or entity as a result of any act or omission of Tenant. In the event Tenant fails to remove any such lien within ten (10) days of receipt of notice thereof then Landlord may, but shall not be obligated to, remove such lien at the cost and expense of Tenant.

                                      XXII

                 LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF
                         TENANT AND ATTORNEYS' FEES

         22.1 Landlord's Right to Perform for Account of Tenant and Attorneys' Fees:

         (a) If Tenant shall be in Default under this Lease, Landlord may cure the Default at any time for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord for any amount expended by Landlord in connection with the cure plus default interest pursuant to Section 28.10.

         (b) In the event of litigation concerning this Lease if Landlord is the prevailing party therein, it shall be entitled to reimbursement of its costs respecting such suit, or settlement thereof, including reasonable attorney's fees.

                                     XXIII

                             SUCCESSORS AND ASSIGNS

         23.1 Successors and Assigns. This Lease shall be binding upon and inure to the respective parties herein, their heirs, executors, administrators, successors and permitted assigns whomever.

                                      XXIV

                            RESERVATIONS BY LANDLORD

         24.1 Reservations by Landlord. In addition to other rights conferred by this Lease or by law, Landlord reserves the right, to be exercised in Landlord's sole discretion, to: (a) change the name of the Building; (b) change entrances and exits to the Building and to the parking lot adjacent to the Building; (c) install and maintain a sign or signs on the exterior or interior of the Building; (d) change the street address of the Building; (e) designate all sources furnishing signs, sign painting and lettering; (f) take all measures as may be necessary or desirable for the safety and protection of the Premises or of the Building: (g) sell or mortgage the Building; (h) have pass keys to the Premises; (i) repair, alter, add to, improve, build additional stories on, or build adjacent to the Building; (j) run necessary pipes, conduits and ducts through the Premises; and (k) carry on any work, repairs, alterations or improvements in, on or about the Building or in the vicinity thereof. Tenant hereby waives any claim to damage or inconvenience caused by such work, except as provided herein. This paragraph shall not be construed to diminish the obligations of Tenant provided herein, nor shall it be construed to create or increase any obligation on the part of Landlord with respect to repairs or improvements. In connection with the exercise of any of the rights of this paragraph, Landlord shall reimburse Tenant for Tenant's out-of-pocket expenses for moving, disconnecting and reinstalling Tenant's computers and other electronic equipment, furniture, equipment, supplies, telephones and other communication equipment, for reprinting Tenant's stationery of the same quality and quantity as that on hand at the time of the exercise of the right, and for additional space planning consultation if configuration of the Premises is altered. Any upgrading of Tenant's improvements, stationery or printing will be at sole cost of Tenant.

                                      XXV

                             RULES AND REGULATIONS

         25.1 Rules and Regulations. The Rules and Regulations attached hereto and marked Exhibit "B" are made a part of this Lease as if fully herein set forth. Tenant, its employees, agents and visitors, shall observe and abide by them and by such other and further reasonable Rules and Regulations as Landlord may prescribe which, in its judgment, are needed for the reputation, safety, care or cleanliness of the Building or Premises, or the operations and maintenance thereof and the equipment therein, or for the comfort of Tenant and the other tenants of the Building. Landlord, however, shall have the right to change said Rules and Regulations and waive in writing any or all of said Rules and Regulations in the case of any one or more tenants. All such Rules and Regulations are of the essence hereof without which this Lease would not have been entered into by Landlord, and any breach of any provision of these Rules and Regulations by Tenant shall at Landlord's option constitute a Default hereunder.

                                      XXVI

                                   NON-WAIVER

         26.1 Non-waiver. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of the Lease or of any of the Rules and Regulations incorporated herein or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rental with knowledge of the breach of any covenant of this Lease, or breach of the Rules and Regulations, shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations as incorporated herein or hereafter adopted against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.

                                     XXVII

                                 OTHER TENANTS

         27.1 Other Tenants. Landlord shall not be liable to Tenant for failure to enforce or for violation of any of said Building Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant in the Building.

                                     XXVIII

                            MISCELLANEOUS PROVISIONS

         28.1    No Constructive Eviction.  Omitted

         28.2 Landlord's Lien. In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest in and on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rental and other sums agreed to be paid by Tenant herein. Said lien and security interest shall be in addition to and cumulative of Landlord's liens existing or to exist under statute in law or in equity to secure same, none of which are waived by Landlord. The provisions of this paragraph relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including but not limited to all fixtures, machinery, equipment, furnishings, and other articles of personal property now or hereafter placed in or upon the Premises by Tenant. Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests may be protected pursuant to said Code. Landlord may at its election at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

         28.3 Subordination. It is understood and agreed that this Lease (including all rights of Tenant hereunder) is subject and subordinate to any ground lease or underlying lease (hereinafter called "ground lease") which may now or hereafter affect the Land or the Building of which the Premises form a part and is further subject and subordinate to any mortgage or deed of trust or trust indenture (hereinafter called "mortgage") which may now or hereafter affect any such lease or the real property of which the Premises form a part, and to any and all advances made under any such mortgage and to the interest thereon, and all renewals, replacements and extensions thereof. This section shall be self-operative and no further instrument or subordination shall be required, but Tenant shall nevertheless at any time hereafter, on the demand of Landlord, execute any instruments, releases or other documents that may be required by any such mortgage holder or ground lessor or any of their respective successors in interest to evidence such subordination. If in connection with the financing (existing or future financing) of the Building, the holder of any such mortgage, or with respect to any bond financing, the trustee for any such bond holders, shall request reasonable modifications in this Lease as a condition of approval of such financing, Tenant will not unreasonably withhold, delay or defer making such modifications, provided that they do not unreasonably increase the obligations of Tenant hereunder or materially and adversely affect the leasehold interest created by this Lease. In the event of termination of this Lease through foreclosure of any mortgage to which this Lease is subordinated, or if the ground lease is terminated, Tenant will upon the demand of the purchaser of the Premises at the foreclosure sale thereof, or of the lessor under the ground lease, attorn to and accept such purchaser or ground lessor as landlord under this Lease or, upon demand, enter into a new lease agreement with such purchaser or ground lessor for the unexpired term of this Lease at the same rent and under the same provisions of this Lease. It is further agreed by Tenant that this Lease shall be subject and subordinate at all times to any other arrangement or right to possession under which Landlord is in control of the Premises, and to the rights of the owner or owners of the Premises, the Building, and the Land of which the Building is a part.

         28.4 Tenant Estoppel Certificates. Tenant agrees, at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a written statement containing all information requested by Landlord including but not limited to
(a) certification that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (b) a statement regarding the dates to which the rent and other charges hereunder have been paid by Tenant, (c) a statement as to whether to the best of Tenant's knowledge, Landlord is in Default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, a specification of each such Default of which Tenant may have knowledge, (d) a statement of the amount of monthly rent plus rent bumps, if any, (e) a statement of the amount of the Security Deposit, if any, and (f) a statement of the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, and any present or prospective mortgage, deed of trust holder or trustee for bond holders with respect to the Building or of Landlord's interest.

         28.5 Relocation. Landlord reserves the right to relocate the Premises to space within the Building which (i) is on either floors 3, 4, 5, 6 or 7; (ii) is facing Cedar Springs; (iii) has approximately the same elevator exposure as the Premises; and (iv) has at least the same square footage as the Premises (including any options to expand); by giving Tenant prior written notice of such intention to relocate. If within thirty (30) days after receipt of such notice, Landlord and Tenant have not agreed on a space to which the Premises are to be relocated and the timing oL. such relocation, this Lease shall terminate on that date which is sixty (60) days after Tenant's receipt of such notice. If Landlord and Tenant do so agree, then effective on the date of such relocation, this Lease shall be amended through a Lease Amendment to be executed by both Landlord and Tenant by deleting the description of the original premises and substituting therefor the description of the new space. Landlord agrees to pay the reasonable cost of moving Tenant to such other space within the Building.

         In the event Tenant is relocated to another space in the Building pursuant to this Section 28.5, Landlord agrees to buildout the new premises to substantially the same condition as that of the Premises on the Commencement Date of this Lease. Also, Landlord shall reimburse Tenant for the reasonable documented costs of moving (such as those items listed in Section 24.1 hereof).

         28.6 Brokerage Fees. Except as stipulated herein, Tenant represents and warrants to Landlord that Tenant has not incurred and will not incur any liability for brokerage fees, finder's fees, agent's commissions or similar compensation to third parties in connection with this Lease transaction. In the event Tenant has incurred any other such fees, commissions or compensation, said fees, commissions and compensation so incurred shall be charged solely against Tenant and Tenant agrees to indemnify Landlord against and hold Landlord harmless L.rom any and all liabilities arising from any claims for such fees, commissions or compensation, including, without limitations, the cost of counsel fees and costs and expenses in connection therewith. Broker(s) if any Gwin Real Estate Company. Cushman & Wakefield of Texas

         28.7 Unenforceability/Joint and Several Liability. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision. Where Tenant hereunder consists of more than one party, the obligations of each such party will be joint and several hereunder.

         28.8 Headings, Miscellaneous. The headings of the several articles, paragraphs and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles, paragraphs and sections. All negotiations, considerations, representations and understandings between the parties are incorporated herein and are superseded hereby. There are no terms, obligations, covenants, statements, representations, warranties or conditions relating to the subject matters hereof other than those specifically contained herein. This Lease may not be amended or modified by any act or conduct of the parties or by oral agreements unless reduced and agreed to in writing signed by both Landlord and Tenant. No waiver of any of the terms of this Lease by Landlord shall be binding upon Landlord unless reduced to writing and signed by Landlord.

         28.9 Holding Over. In the event Tenant remains in possession of the Premises after the expiration or termination of the term, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a Tenant from month to month at 125% the Base Rental due for the last full calendar month during the term of the Lease in which rent was paid plus all other sums due under this Lease and subject to all other provisions and obligations of the Lease that are applicable to a month-to-month tenancy. The holding over period may be cancelled by Landlord upon thirty (30) days notice to Tenant.

         28.10 Payments. Except as elsewhere provided herein, all amounts owed by Tenant to Landlord hereunder shall be paid within twenty (20) business days from the date that Landlord renders statements of account therefor. All amounts not paid when due shall be subject to a late payment fee which shall be an amount equal to $50.00 times the number of days such payment is late to cover Landlord's cost for administrative fees and expenses incurred in conjunction with collection of the late payments. If Tenant fails to pay four
(4) Rental payments or other payments as required hereby on or before the respective due dates specified herein, during any twelve month period, Landlord may terminate the Lease. Time is of the essence in Tenant's payment of Rental and Tenant's performance of each and every term, covenant, and condition of this Lease incumbent on Tenant. All sums due and payable to Landlord by Tenant by virtue of Tenant's Default under this Lease shall bear interest at the lesser of: (i) a rate per annum equal to the prime rate of the Chase Manhatten Bank of New York on the date as of which the interest in question commences to accrue plus two percent (2%); or (ii) the highest rate which may be lawfully charged.

         28.11 Force Majeure. In the event Landlord is prevented or delayed in the performance of any of its covenants or obligations hereunder by circumstances beyond its control (including, but not limited to governmental regulations or prohibitions) such delay or nonperformance shall not be deemed a Default hereunder and shall be deemed waived and accepted by Tenant.

         28.12 Overload. Tenant shall not overload the floors of the Premises.

         28.13 Liability of Landlord. To the extent permitted by law Landlord, and in case Landlord shall be a joint venture, partnership, tenancy-in-common, pension fund, association or other form of joint ownership, all members of any such joint venture, pension fund, partnership, tenancy-in-common, association or other form of joint ownership, shall have no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease in the event of a breach or default by Landlord of any of its obligations. Tenant shall look solely to the equity of the owner of the Building at the time of the breach or default (or if the interest of the Landlord is a leasehold interest at that time, Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant.

         28.14 Entire Agreement. This Lease Agreement, the Exhibits and any Rider or Addendum attached hereto set forth all the covenants, promises, agreements, conditions or understandings, between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them, other than as herein set forth. All prior communications, negotiations, arrangements, representations, agreements and understandings, whether oral, written or both, between the parties hereto, and their representatives, are merged herein and extinguished, this Lease superseding and cancelling the same.

         28.15 GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         28.16 Recordation of Lease. Neither party hereto may record this Lease without the prior written consent of the other party.

         28.17 Not Binding Lease. This instrument is not effective as a Lease or otherwise unless and until executed by and distributed to both Landlord and Tenant.

         28.18 Guarantors. The following person(s) shall personally guarantee this Lease and shall execute a Guaranty provided by Landlord: Epic Healthcare Management Company, a Delaware Corporation.

                                      XXIX

                                  MASTER LEASE

         29.1 Master Lease. The existing mortgage on the Land and the Building is secured in part by that certain Master Lease by and between 2501 Cedar Springs Investors, as Landlord and 2501 Cedar Springs Investors, as Tenant dated May 1, 1990 (the "Master Lease"). From time to time during the term of this Lease when the Master Lease is in effect pursuant to the terms of said mortgage, this Lease shall be subordinate to the Master Lease and this Lease shall be deemed a sub-lease.


         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as a sealed instrument by their respective representatives thereunto duly authorized, as of the date first above written.



                                 Landlord:

                                 2501 CEDAR SPRINGS INVESTORS,
                                 a Texas joint venture

                                 By:  U.S. Investors, Services, Inc., a
                                      Texas corporation, venturer manager
                                      of 2501 Cedar Springs Investors
ATTEST:

By: /s/Elaine Pachlhofer         By:  /s/Joseph W. Dingman
   -----------------------            ----------------------------------------
                                          Joseph W. Dingman

                                          Sr. Vice President

                                           TENANT:

ATTEST:                                    MILESTONE HEALTHCARE, INC.,
                                           ---------------------------------
                                           a Delaware corporation

By:   /s/Lew Lefko                         By:  /s/Charles Allen
      -------------------------               ------------------------------
      Name: /s/Lew Lefko                   Name: Charles Allen
           --------------------                 ----------------------------
      Title: Vice President                Title: President
            -------------------                  ---------------------------

                                   EXHIBIT A

                            DELINEATION OF PREMISES

         This is a floor plan of 6,166 square feet in 2501 Cedar Springs building to be leased by Milestone Health Care, Inc.

                               ADDENDUM TO LEASE


         This Addendum to Lease ("Addendum") is entered into as a part of that certain office building lease (the "Lease") by and between 2501 CEDAR SPRINGS INVESTORS (as "Landlord") and MILESTONE HEALTHCARE, INC., a Delaware corporation (as "Tenant"). The provisions of this Addendum shall prevail in the event of any conflict between the terms of the Lease and the terms of this Addendum. All capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Lease.

         For and in consideration of the terms and premises contained in the Lease, the parties hereby further agree as follows:

         1. Must Take Space. No later than May 1, 1993, Tenant must lease from Landlord approximately 1,661 square feet of space on the sixth floor as shown on Exhibit E attached hereto, commonly known as the former Spears & Riley space (the "S&R Space"). Tenant shall accept the S&R Space in its "as is" condition. During the terms of the Lease, Tenant shall pay the same rental rate for the S&R Space as the rental rate Tenant is then paying for the Premises. Landlord shall provide Tenant a finish-out allowance on the S&R Space of Three Dollars ($3.00) per square foot.

                 Unless otherwise agreed upon by Landlord and Tenant, the lease of the S&R Space shall terminate on the same day as this Lease and shall be upon the same terms and conditions as this Lease, except Base Rental and any charges under the Lease based upon square footage shall be adjusted as appropriate. Upon the taking of the S&R Space, Landlord and Tenant shall execute an amendment hereto incorporating the S&R Space into the terms of this Lease.

         2. Right of First Refusal. Provided Tenant is not in default at the time such right is exercised, and upon the terms and conditions hereinafter set forth, Tenant shall have a Right of First Refusal (the "Refusal Right") to the following spaces:
                 (i) approximately 2,058 contiguous square feet of space located on the southeast side of the sixth floor as shown on Exhibit F attached hereto; and (ii) approximately 2,494 contiguous square feet of space on the northwest side of the sixth floor as shown on Exhibit G attached hereto. The spaces described in (i) and (ii) above and depicted on Exhibits F and G respectively shall hereinafter be referred to as the "Option Space".

                 When Landlord determines that all or any portion of the Option Space is available, Landlord shall deliver written notice (the "Option Space Notice") to Tenant setting forth the terms under which Landlord is willing to lease such space (the "Option Space Offer"). Once Landlord has sent the Option Space Notice, if Tenant elects to exercise said Refusal Right in accordance with the terms of the Option Space Offer, Tenant shall do so by giving Landlord written notice of such election within ten (10) business days after receiving the Option Space Notice. In the event Tenant rejects the Option Space Offer or fails to respond to the Option Space Notice within said ten
                 (10) business day period, Tenant shall be deemed to have waived its Refusal Right with respect to such space and Landlord may extend the Option Space Offer to third parties; however, if the terms of the Option Space Offer change materially, Landlord must re-offer such Option Space Offer to Tenant on such changed terms, and Tenant again shall have ten
                 (10) business days to respond thereto.

                 Landlord and Tenant hereby agree that notwithstanding the foregoing, if the Option Space Offer is for a longer term than the remaining term of this Lease, Tenant may exercise its Refusal Right for a term equal to the remaining term of this Lease; provided, however, that any concessions (including finish out allowances) shall be reduced proportionately to reflect that portion of the lease term actually accepted by Tenant as opposed to the lease term contained in the Option Space Offer:

                          By way of example only: If the Option Space Offer was for a period of ten (10) years and concessions were $10.00 per square foot and Tenant's remaining lease term was for only three (3) years, Tenant could accept the Option Space Offer for a term of three (3) years, but the concessions would be reduced proportionately to $3.00 per square foot.

                 Unless otherwise agreed upon by Landlord and Tenant, the Lease of the Option Space shall terminate on the terms and conditions as this Lease, and shall be upon the same terms and conditions as this Lease, except that Base Rental shall be as set forth in the Option Space Offer and any charges under this Lease based on square footage shall be adjusted, as appropriate. Upon exercise by Tenant of the Refusal Right, Landlord and Tenant shall execute an amendment hereto incorporating the Option Space into the terms of this Lease.

         3. Moving Allowance. As additional consideration for executing this Lease, Landlord shall provide Tenant with a Moving Allowance in the amount of $6,166.00. Said Moving Allowance shall be paid to Tenant no later than thirty (30) days after Tenant takes occupancy of the Premises.

         4. Guarantor. For the period of time from the Commencement Date of this Lease until the last day of the twenty-fourth month following Commencement Date, Epic Healthcare Management Company, a Delaware corporation shall act as Guarantor of this Lease, thereby guaranteeing for said twenty-four month period all of Tenant's obligations under the Lease for the full term of the Lease. This Lease is subject to the requirement that Tenant's Guarantor execute a Guaranty of Lease prepared by Landlord. Tenant's failure to furnish said Guaranty of Lease shall be, at Landlord's option, a Default under this Lease.

         5. Lease Cancellation. At the end of the third lease year, Tenant shall have the right to terminate this Lease, subject to the following conditions:

                 (i) Tenant must give Landlord written notice of its intention to vacate the Premises six months prior to the end of the third lease year; and

                 (ii) Along with Tenant's written notice, Tenant must submit a payment of twenty-five thousand and no/100 ($25,000.00) to Landlord.

         6. Parking. During the primary term of this Lease, Tenant shall be entitled to the use of one, non-assigned parking space per 324 square feet of space leased by Tenant in the Building, at no cost to Tenant. Said parking spaces shall be located in the Parking Garage.

         7. Right to Renew. Provided Tenant is not in default at the time such right is exercised, Tenant shall have one five-year option to renew this Lease for the entire Premises at the greater of (i) Market Rate or (ii) the Rental (as defined in this Lease) in effect for the previous year of the Lease.
                 Said option to renew must be exercised, if at all, by giving Landlord written notice of its intent no later than six months prior to the expiration of the Lease Term.

         8. Market Rate. For purposes of paragraph 7 above, Market Rate shall mean the rates then being paid by new tenants for space in comparable buildings within a one mile radius of the Building (the "Market Rate"). If Landlord and Tenant are unable to agree upon the Market Rate, Landlord and Tenant shall each promptly appoint a real estate appraiser who is a member of the American Institute of Real Estate Appraisers (or its equivalent) to assist in the determination of the Market Rate, and the two appraisers shall appoint a third appraiser who is also a member of the American Institute of Real Estate Appraisers (or its equivalent). The determination of the Market Rate by the agreement of any two (2) of such three (3) appraisers shall be accepted by and binding upon Landlord and Tenant as the Market Rate. Landlord and Tenant will use all reasonable diligence to cause their appointed appraisers to perform in good faith and in a timely manner in order to make the determination of the Market Rate on or before the date on which the Market Rate is to become effective. In the event such appraisers shall not make such determination prior to the date on which the Market Rate is to become effective, this Lease shall nevertheless continue in full force and effect until such determination is made (but in no event longer than 90 days), and the rental for such period shall be payable at the rate otherwise payable hereunder. Upon the determination by such appraisers of the Market Rate, the payment of the Market Rate shall commence on the first day of the month following the date of such determination, and in addition to such monthly installment of rental, Tenant shall pay to Landlord the increase in the rental payable hereunder, if any, applicable to the period from the date on which the Market Rate was scheduled to become effective to the payment of the first installment at the Market Rate. Landlord and Tenant shall each bear the costs and fees of their respective appraisers and shall share equally the cost of the third appraiser. If said appraisers cannot agree upon the Market Rate within the aforementioned 90 days, Tenant's right to renew pursuant to Section 7 of this Addendum shall expire.


                                                   Initials:

                                                   /s/ JWD          Landlord
                                                   ---------

                                                   /s/ CA           Tenant
                                                   ---------

                                   EXHIBIT B

                             RULES AND REGULATIONS

                    ------------------------------------


         1. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants, the Building and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the Premises of Tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant's Premises or the Building under the provisions of this rule.

         2. Landlord reserves the right to exclude or expel from the Building any person who in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations.

         3. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which will in any way obstruct or interfere with the rights of other tenants, or do, or permit anything to be done in the Premises which shall, in the judgment of Landlord or its manager, in any other way injure or annoy them, or conflict with the laws relating to fire, or with the regulations of the fire department or with any insurance policy upon the Building or any part thereof or any contents therein or conflict with any of the Rules and Ordinances of the public building or health authorities.

         4. Tenant shall not sell or permit the sale, at retail or wholesale, of newspapers, magazines, periodicals or theatre tickets, in or from the Premises; nor shall Tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting, telephone answering service, or any similar business in or from the Premises for the service or accommodation of the occupants of any other portion of the Building, or the business of a barber shop, beauty shop, tobacco or pipe shop, liquor store, employment bureau, or a manicuring or chiropodist business, except with the prior written approval of Landlord. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office or facility for the possession, storage, manufacture or sale of narcotics of any form or kind, without the prior written approval of Landlord.

         5. Tenant shall not manufacture any commodity or prepare or dispense any goods or beverages in the Premises or use the same as sleeping apartments, unless the Premises are expressly leased for such purposes.

         6. Tenant shall not conduct directly or indirectly any auction upon the Premises, or permit any other person to conduct an auction upon the Premises. Tenant shall not conduct malodorous activities in or about the Premises or the Building. Tenant will not permit gambling to be conducted in or upon the Premises.

         7. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by Tenant, and no cooking shall be done in the Premises or the Building, except as expressly approved by Landlord. If cooking is permitted by Landlord, Tenant shall not permit any cooking or food odors emanating within the Building to seep into other portions of the Building. All electrical equipment used by Tenant shall be U.L. approved. Nothing shall be done or permitted in the Premises, and nothing shall be brought into or kept in the Premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Premises, or the use or enjoyment by any other tenant within the Building, nor shall there be installed by Tenant any ventilating, air-conditioning, electrical or other equipment of any kind, which, in the judgment of Landlord, might cause any such impairment or interference.

         8. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business, in the Building. The use of oil, gas or inflammable liquids for heating, lighting or any other purposes is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building. Tenant shall not use any other method of heating than that supplied by Landlord.

         9. Tenant shall not leave water running in any bathroom, kitchen or elsewhere in the Building or the Premises and Tenant shall be responsible for any damage caused by the failure to shut off any water faucet, tap, etc., whether to the Building or to other occupants of same, and their furniture and fixtures.

         10. Tenant must observe strict care not to leave its Premises exposed to the elements, and for any default or carelessness in this respect, Tenant shall make good all injuries or damages sustained by other tenants in the Building and by Landlord. In this regard, it is Tenant's responsibility to see that all windows of the Premises, if applicable, are closed prior to leaving each day.

         11. Tenant shall give Landlord prompt notice of all accidents to or defects in air-conditioning equipment, plumbing, electric facilities or any part or appurtenances of the Premises.

         12. Tenant shall not cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in the Premises and in the Building. Waste and unnecessary use of electricity and other utilities is prohibited.

         13. Tenant shall use electric, gas and any other form of energy only from such sources of supply as is furnished in the Building. Use of extension cords and portable heaters are strictly prohibited without the prior written consent of Landlord.

         14. All deliveries to the Building for or by Tenant shall be made through the service entrance to the Building as designated by Landlord, unless special permission is granted by Landlord for the use of other Building entrances. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease which these Rules and Regulations are a part. Landlord further reserves the right to change the Building entrance to be utilized for deliveries.

         15. Furniture, equipment or supplies shall be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the absolute right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause said movers to use only the loading facilities and elevator designated by Landlord.

         16. Should Tenant desire to place in the Building any unusually heavy equipment, including, but not limited to, large files, safes and electronic data processing equipment, it shall first obtain written approval of Landlord to place such items within the Building for the use of the Building elevators, and for the proposed location in which such equipment is to be installed. Landlord shall have the power to prescribe the weight and position of any equipment that may exceed the weight load limits of the Building structure, and may further require, at Tenant's expense, the reinforcement of any flooring on which such equipment may be placed, and/or to have an engineering study performed, also at Tenant's expense, to determine such weight and position of equipment, to determine added reinforcement required, and/or determine whether or not such equipment can be safely placed within the Building. Landlord shall not be responsible for the loss or damage to such furniture or equipment from any cause. There shall not be used in any space, or in public halls or stairways of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         17. Tenant shall not place additional locks or bolts of any kind upon any of the doors or windows of the Premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for the Premises and restrooms (if applicable) shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of Tenant's lease, all keys of the Premises and restrooms shall be delivered to Landlord.

         18. At the option of Landlord, the workers of Landlord must be employed by Tenant for repairs, remodeling, renovation, lettering, interior moving of furniture and equipment, and other similar work that may be done on or in the Premises, such work being performed by Landlord or Landlord's contractors at Tenant's expense, including a reasonable mark-up of twenty percent (20%) for Landlord's overhead expense and profit for work of service performed.

         19. Tenant shall permit the janitor of Landlord to clean the Premises. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises without the prior written consent of Landlord. Included in Landlord's normal janitorial work performed within the Premises is normal vacuuming of carpets. Other carpet cleaning is the responsibility of

Tenant. Tenant shall reimburse Landlord for all cost incurred by Landlord in such other carpet cleaning, other than normal vacuuming, including a reasonable mark-up of twenty percent (20%) for Landlord's overhead expense for work performed. Any person or persons employed by Tenant for the purpose of cleaning or taking care of the Premises, with the written consent of Landlord, must be subject to and under the control and direction of Landlord in all things in the Building and outside of the Premises. Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from the Premises or Building, regardless of how or when loss occurs.

         20. The requirements of Tenant will be attended to only upon application at Landlord's management office for the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instruction from the office of Landlord.

         21. Only persons authorized by Landlord will be permitted to (a) perform construction work on the Building, (b) function as a locksmith in the Building, or (c) perform security guard services in the Building. Such services shall be furnished only at such hours, in such places within the Premises and under such regulations, as may be fixed by Landlord.

         22. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same or at Landlord's option, Landlord may dispose of said waste and charge Tenant for such services. In no event shall Tenant leave any refuse in the public hallways, stairways or other areas of the Building for disposal unless Landlord has designated certain areas of the Building for the short term collections of refuse prior to its prompt disposal.

         23. Tenant shall not place showcases or other articles in front of or affixed to any part of the exterior of the Building, nor place any objects in the hall, corridors or vestibules without the prior written consent of Landlord.

         24. If the Premises become infested with vermin, Tenant, at its sole expense, shall cause the Premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

         25. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building or office; upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not be permitted to distribute written materials such as handbills or leaflets.

         26. If Tenant employs laborers or others outside of the Building, Tenant shall not have its employees paid in the Building, but shall arrange to pay their payrolls elsewhere. Tenant shall not advertise for laborers, giving an address at the Building.

         27. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, lobbies and elevators of the Building, nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

         28. The sidewalks, entries, passages, elevators and staircases shall not be obstructed or used by Tenant, its servants, agents or visitors for any purpose other than ingress and egress to and from the respective offices.

         29. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

         30. No animals, birds, or pets of any kind shall be allowed in the Premises or Building.

         31. The water closets, urinals, waste lines, vents or flues of the Building shall not be used for any purpose other than those for which they were constructed, and no rubbish, acids, vapors, newspapers or other such substances of any kind shall be thrown into them. The expense caused by any breakage, stoppage or damage resulting from a violation of this rule by Tenant, its employees, visitors, guests or licensees, shall be paid by Tenant.

         32. All contractors and/or technicians performing work for Tenant within the Building shall be referred to Landlord for approval before performing such work. This shall apply to all work including but not limited to, installation of telephone or telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building. None of this work shall be done by Tenant without Landlord's prior written approval.

         33. If Tenant desires radio signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at the expense of Tenant, with the prior written approval and under the direction of Landlord. No wiring shall be installed in any part of the Building without Landlord's approval and direction. Landlord reserves the right to disconnect any radio, signal or alarm system when, in Landlord's opinion, such installation or apparatus interferes with the proper operation of the Building or systems within the Building.

         34. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building and the cost and repair cost of any defacement, damage or injury caused by Tenant, its agents or employees, shall be paid for by Tenant. Tenant shall be responsible for any damage to carpeting and flooring including but not limited to change as a result of rust or corrosion of file cabinets, post holders, roller chairs and metal objects.

         35. All glass, lighting fixtures, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole and whenever any part thereof shall be broken through cause attributable to Tenant, its agents, guests or employees, the same shall immediately be replaced or repaired at Tenant's expense, and put in order under the direction and to the satisfaction of Landlord and shall be left whole or in good repair, together with the same number and kind of keys as may be received by Tenant on entering upon possession of any part of the Building, or during the tenancy.

         36. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by Tenant or the employees, licensees, agents or invitee of Tenant, shall be paid by Tenant.

         37. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours; should Tenant desire such work to be done on Saturdays, Sundays, holidays or outside or regular working hours, Tenant shall pay for the extra cost thereof. All decorating, carpentry work, or any labor required for the installation of Tenant's equipment, furnishings or other property shall be performed at Tenant's expense by Landlord's employees or at Landlord's option and consent by persons or contractors authorized in writing by Landlord.

         38. Tenant shall not install any resilient tile or floor covering in the Premises except in a manner approved by Landlord. Tenant shall not remove any carpet, or wall coverings, window blinds, or window draperies in the Premises without the prior written approval from Landlord.

         39. No awnings or other projections shall be attached to the outside walls of the Building or on or around the windows of the Premises by Tenant without the prior written consent of Landlord. No curtains, blinds, draperies, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises by Tenant, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, draperies, shades, screens or other fixtures must be of a quality, type, materials and color, and attached in the manner approved by Landlord.

         40. The sashes, sash doors, windows, side glass, glass floors and any lights or skylights that reflect or admit light into halls or other places of the Building shall not be covered or obstructed by Tenant without the prior written approval from Landlord.

         41. No carpet, rug or other article shall be placed, hung or shaken on or in any perimeter opening of the Premises, nor shall anything be thrown or allowed to drop by Tenant out of such opening or down the passages, courts, light wells or atrium of the Building, or from balconies, and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt, refuse or other similar substances upon the sidewalks or into any of the corridors or halls, elevators, lobbies, courts of stairways, light wells or areaways of Building.

         42. Tenant shall not walk upon the roof of the Building, nor make any installations upon or through the roof or walls of the Building, without the prior written consent of Landlord.

         43. Landlord may at any time within one hundred eighty (180) days before the application date of Tenant's lease, enter the Premises at all reasonable hours for the purpose of offering the same for rent; but Landlord will give Tenant ample notice of its intended time of showing the Premises.

         44. Tenant shall cooperate fully with the life safety plans of the Building as established and administered by Landlord. This includes participation by Tenant and employees of Tenant in exit drills, fire inspections, life safety orientations and other programs relating to safety that may be promulgated by Landlord.

         45. Tenant recognizes Landlord's interest in being free from labor difficulties, strikes, picketing, or handbilling on or near the Premises in which Landlord has a possessory or reversionary interest. Should such difficulties, strikes, picketing, or handbilling be engaged in by Tenant's employees or the employees of Tenant's contractors, subcontractors, or agents, or be caused by the actions or presence of Tenant's employees, contractors, subcontractors, agents, or their employees, Tenant will take all reasonable steps to restore harmony. Furthermore, Tenant will be liable for all damages to Landlord occurring as a result of such difficulties, strikes, picketing, or handbilling.

                                   EXHIBIT C

                                  WORK LETTER


         THIS WORK LETTER Agreement, entered and agreed to this _____ day of ____________, 19___, by and between 2501 Cedar Springs Investors, hereinafter referred to as "Landlord", and Milestone Health Care, Inc., a Delaware corporation, hereinafter referred to as "Tenant";

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant, in conjunction with this Work Letter, have entered into a certain Lease, dated the ________ day of ___________, 19___, for the "Premises," located in the 2501 Cedar Springs Building ("Building"), for a lease term commencing on the 1st day of May, 1992; and ending at midnight of the 30th day of April, 1997; or at such earlier date as provided in the Lease; and

         WHEREAS, Landlord and Tenant desire to enter into certain agreements regarding the work required to ready the Premises for Tenant's "Business" operations;

         NOW, THEREFORE, in consideration with said Lease, Landlord and Tenant hereby agree to the following:

         1. Landlord agrees, at its expense, to deliver the Premises to Tenant with Landlord's work described in Attachment A hereto (the "Work") completed in accordance with the Building Standard Specifications. The initial space plans, drawings and specifications (herein called the "Plans") for the Work will be prepared by Landlord's architect (the "Architect"), at the expense of Landlord subject to the approval of Landlord. It shall be Tenant's responsibility to furnish Landlord with complete information concerning Tenant's special requirements with respect to the Work and to ensure that such information is furnished to Landlord on or before March 21, 1992, the "Submission Date".

         2. Landlord has not agreed to perform any other work in the Premises other than the Work, and all other work necessary to complete the Premises shall be done at Tenant's sole cost and expense, and shall be completed in accordance with Tenant's plans as prepared by the Architect and/or Landlord's designer at the expense of Tenant and subject to the prior written approval of Landlord. Approval of plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency or compliance with governmental codes and regulations, Tenant being solely responsible for all of the foregoing, Tenant agrees that Landlord's right of approval is exercised solely to determine whether Tenant's planned alterations or improvements conform to the general aesthetic character of the Building and Landlord's standards therefor, and that, by approval, Landlord assumes no responsibility for any of Tenant's alterations and improvements work thereon. If at Tenant's request, Landlord agrees to do any other work in connection with the completion of the Premises, such other work shall be done at Tenant's sole cost and expense as an extra, in accordance with plans, drawings and expense, as an extra, in accordance with plans, drawings and specifications furnished by Tenant to Landlord on the Submission Date and subject to the approval of Landlord. If Landlord elects to perform any work for Tenant other than the Work, prior to commencing any additional work, Landlord shall submit to Tenant written estimates of the cost thereof and if Tenant shall fail to approve such estimates within seven days from the receipt thereof, the same shall be deemed to be disapproved and Landlord shall not be authorized to proceed with such additional work. If such additional work is approved, Landlord shall proceed with such additional work and Tenant shall pay Landlord the cost of such additional work, plus twenty percent (20%) of said cost for Landlord's overhead, upon being billed therefor at any time and from time to time.

         3. Notwithstanding anything to the contrary contained herein, if Tenant shall fail to comply with the Submission Date as set forth in paragraph 1 and/or if within ninety (90) days after such Submission Date Landlord and Tenant have not agreed as to Landlord's cost estimates for the additional work required for Tenant, Landlord may proceed with the work in accordance with Building Standard Specifications as necessary for occupancy as "open space" and completion of such work shall be deemed to be substantial completion of the Premises in accordance with the provisions of the Lease; completion in such manner shall be deemed full compliance with this Work Letter, and Landlord shall be released of all further obligations under this Work Letter.

         4. The "Commencement Date" for the Term of the Lease shall be as set forth in Section 1.3 of the Lease, provided that such Commencement Date shall be extended until Landlord shall have substantially completed all of the Work in accordance with the provisions of paragraph 1 hereof. Notwithstanding the preceding sentence, the Commencement Date shall not be extended by reason of delays in completing the work as a result of any of the following:

                 (a) Tenant's failure to furnish the Architect special requirements with respect to the Work by the Submission Date as required under paragraph 1 hereof;

                 (b) Tenant's request for materials, finishes or installations other than Building Standard;

                 (c) Changes in the Plans or in the Work made by Tenant notwithstanding Landlord's approval of such changes);

                 (d) Any other delay caused by the act or omission of Tenant or its employees or agents.

         Landlord, in its sole discretion, may permit Tenant and Tenant's employees and agents to enter the Premises prior to the Commencement Date so that Tenant may do such other work as may be required to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to the Commencement Date, it will be upon the condition that Tenant and its employees, agents, contractors and suppliers shall work in harmony with Landlord and its employees, agents, contractors and suppliers and will not interfere with the performance of the Work by Landlord or with Landlord's work, or with the work of any other tenant or occupant, in the remainder of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such license upon 12 hours written notice to Tenant. Tenant agrees that any such entry or occupation of the Premises shall be governed by all of the terms, covenants, conditions and provisions of the Lease, except the covenant for the payment of Rental and further agrees that Landlord shall not be liable in any way for injury, loss or damage which may occur to any of Tenant's work or installation made in such Premises, or to any personal property placed therein, the same being at Tenant's sole risk.

         5. If Landlord permits Tenant and/or Tenant's employees, agents, contractors and subcontractors to enter the Premises prior to the Commencement Date so that Tenant may do such other work as may be required to make the Premises ready for Tenant's use and occupancy, Tenant and/or Tenant's contractors, when applicable, shall be required to provide the following types of insurance in the following minimum amounts, which shall, at Landlord's option name Landlord and any other persons having an interest in the Building as additional insured as their interest may appear, issued by companies approved by Landlord.

                 (a) Workers' Compensation coverage, with limits of at least $500,000 for the employers' liability coverage thereunder, and/or statutory limits as whichever is greater.

                 (b) Broad Form Commercial General Liability Policy to include Products/completed Operations, Broad Form Property Damage and Contractual Liability.

                 (c) Automobile Liability coverage, with bodily injury limits of at least $100,000 per person, $300,000 per accident and $50,000 per accident for property damage.

         Original or duplicate policies for all of the foregoing insurance coverages shall be delivered to Landlord before Tenant's Work is started and before any contractor's equipment is moved onto any part of the Building or area adjacent to the Building.

         6. Each contractor and subcontractor participating in Tenant's Work shall guarantee that their work will be free from any and all defects in workmanship and materials for the period of time which customarily applies in good contracting practice, but in no event for less than one (1) year after the acceptance of the work by Tenant and Landlord. The aforesaid guarantees of each such contractor and subcontractor shall include the obligation to repair or replace in a thoroughly first-class and workmanlike manner, and without any additional charge, all defects in workmanship and materials. All warranties or guarantees as to materials or workmanship on or with respect to Tenant's Work, shall be contained in the contracts and subcontracts for performance of Tenant's Work and shall be written so that they shall inure to the benefit of Landlord and Tenant as their respective interests may appear. Such warranties and guarantees shall be so written that they can be directly enforced by either and Tenant shall give to Landlord any assignment or other assurance necessary to effectuate the same.

         7. Tenant shall not employ any contractor unless previously approved in writing by Landlord. Tenant shall not be required to contract with anyone to whom Tenant has a reasonable objection. Contracts between Tenant and contractors shall (1) require each contractor, to the extent of the Work to be performed by the contractor, to be bound to Tenant by the terms of the Lease and this Work Letter, and to assume toward Tenant all of the obligations and responsibilities which Tenant, by the Lease, assumes toward Landlord, and (2) allow to the Owner (as a third party beneficiary) the benefit of all rights, remedies and redress afforded to Tenant by the contract with the contractor as agent, the contractor directly without Owner being required to first proceed against Tenant.

         8. Each contractor and subcontractor participating in Tenant's Work shall obtain prior written approval from Landlord for any space within the Building which such contractor or subcontractor desires to use for storage, handling and moving of his materials and equipment; in no event shall this paragraph be considered as a commitment of Landlord to provide Tenant, its contractors or subcontractors, any storage facilities outside of the Premises.

         9. Each contractor and subcontractor participating in Tenant's Work shall make prior arrangements with Landlord for connections to the Building's utility systems and services, with such connections being made during the time of day or night and on such a day as Landlord may reasonably determine.

         10. It shall be Tenant's responsibility to cause each of Tenant's contractors and subcontractors participating in Tenant's Work to remove and dispose of, at least once a week or more frequently as Landlord may direct, all debris and rubbish caused by or resulting from the construction of Tenant's Work and, upon completion of Tenant's Work, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining in the Building, which has been brought in or credited by the contractors and subcontractors in the construction of Tenant's Work at a time designated by Landlord.

         11. Tenant's contractors and subcontractors shall cause their employees and agents to enter and exit the Building via the entrance and elevators designated by Landlord. All materials, supplies and equipment shall be brought into the Building at times reasonably approved by Landlord.

         12. It shall be Tenant's responsibility to cause each of Tenant's contractors and subcontractors to maintain continuous protection of adjacent premises in the Building in such manner as to prevent any damage to such adjacent property by reason of the performance of Tenant's Work or any repairs to the Premises.

         13. Tenant's Work shall be coordinated with all work being performed or to be performed by Landlord and other tenants of the Building, to such extent that Tenant's Work will not interfere with or delay the completion of any such work in the Building. The contractor or subcontractor shall not at any time damage, injure, interfere with or delay the completion of the Building or any other construction within the project, and they and each of them shall comply with all procedures and regulations prescribed by Landlord, for integration of Tenant's Work with the work to be performed in connection with the construction of the Building, and all other construction within the Building.

         14. In connection with Tenant's Work, Tenant or Tenant's contractor shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from the City of Dallas Building Department, the Department of Labor and any other authorities which may have jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Work Letter to be executed by their respective representatives thereunto duly authorized, as of the date first above written.



                                             Landlord:

                                             2501 CEDAR SPRINGS INVESTORS,
                                             a Texas joint venture

ATTEST:                                      By:  U.S. INVESTORS SERVICES INC.,
                                                  venture manager

By:   /s/ Elaine Pachlhofer                  By:  /s/ Joseph W. Dingman
      ------------------------                  -------------------------------
      Elaine Pachlhofer                         Joseph W. Dingman
      Assistant Secretary                       Sr. Vice President

                                        TENANT:

                                        Milestone Health Care, Inc.
                                        a Delaware Corporation
ATTEST:

By:  /s/ Lew Lefko                             By:  /s/ Charles Allen
     -------------------------                      --------------------------
     Name: Lew Lefko                                Name: Charles Allen
           -------------------                            --------------------
     Title: Vice President                          Title: President
            ------------------                             -------------------

                                  EXHIBIT D

                    STATEMENT SPECIFYING COMMENCEMENT DATE
                             AND TERMINATION DATE


         It is agreed between the parties herein that notwithstanding anything to the contrary contained in the Lease, the actual Commencement Date of the Lease is ___________________, 19___ and the Termination Date of the Lease is ___________________, 19___.




LANDLORD                                           TENANT

2501 Cedar Springs Investors,                      Milestone Health Care, Inc.
a Texas Joint Venture                              a Delaware Corporation

                                   EXHIBIT E

                                 "S & R SPACE"


         This is a floor plan showing approximately 1,661 square feet of additional space in 2501 Cedar Springs building to be added to the leased premises.

                                   EXHIBIT F

                                 "OPTION SPACE"


         This is a floor plan showing 2,058 contiguous square feet of space in 2501 Cedar Springs building located on southeast side of sixth floor.

                                   EXHIBIT G

                                 "OPTION SPACE"


         This is a floor plan showing 2,494 contiguous square feet of space on northwest side of sixth floor.

                               GUARANTY OF LEASE


         THIS GUARANTY, effective as of April 7, 1992, is made by EPIC HEALTHCARE MANAGEMENT COMPANY, a Delaware corporation whose address is 3333 Lee Parkway, Suite 900, Dallas, Texas 75219.

                             PRELIMINARY STATEMENT

         EPIC HEALTHCARE MANAGEMENT COMPANY is hereinafter called "Guarantor". 2501 CEDAR SPRINGS INVESTORS is hereinafter called "Landlord". MILESTONE HEALTHCARE, INC., a Delaware corporation, is hereinafter called "Tenant". Landlord proposes to enter into a lease concerning space located at 2501 Cedar Springs in Dallas, Texas (the "Lease"). Said space is more particularly described in the Lease. Landlord is unwilling to enter into the Lease with Tenant unless Guarantor executes and delivers to Landlord this Guaranty; therefor, Guarantor executes and delivers this Guaranty to Landlord in order to induce Landlord to enter into the Lease with Tenant. Guarantor has received a copy of the Lease, has examined the Lease and is familiar with all the terms, covenants and provisions contained therein.

                              W I T N E S S E T H:

         NOW, THEREFORE, in consideration of the foregoing and in further consideration of the sum of TEN and NO/100 DOLLARS ($10.00) paid to Guarantor, the receipt and sufficiency of which is hereby expressly acknowledged, and for other good and valuable consideration, Guarantor hereby agrees with Landlord as follows:

         1. Guarantor unconditionally guarantees the payment of all sums, costs, expenses, charges, payments and deposits (including sums payable as damages upon a default under the Lease) which are at any time payable by Tenant under the Lease (whether on their stated due dates or by acceleration or otherwise) in the Lease (whether on their stated due dates or by acceleration or otherwise) in accordance with the Lease, and the Performance of each covenant and condition of the Lease to be performed or observed by Tenant from the Commencement Date of the Lease until the last day of the twenty-fourth month following the Commencement Date of the Lease.

         2. The Guaranty is an unconditional, irrevocable and absolute guarantee of payment and performance. If for any reason any provision of the Lease shall not be faithfully performed or observed by Tenant as required thereby, or if the annual rental or any other sums, costs, expenses, charges, payments or deposits, or any part thereof, payable under the Lease shall not be paid when due in accordance with the provisions of the Lease, Guarantor will promptly perform or observe, or cause the performance or observance of each such provision, and will immediately pay such annual rental or other sums, costs, expenses, charges, payments or deposits to the person entitled thereto pursuant to the provisions of the Lease, together with interest at the rate per annum of the prime rate being charged by the Chase Manhattan Bank on the date as of which the interest in question commence to accrue; provided, however, if such interest rate exceeds that permitted to be charged by law, then the interest rate shall be the highest rate the law shall allow at the time. Said interest shall accrue from the due date thereof to the date of payment, in all cases regardless of whether Landlord shall have taken any steps to enforce any rights against Tenant and/or Guarantor or any other person to compel any such performance or observance or to collect any such annual rental or any other sum, cost, expense, charge, payment or deposit, or any part thereof, either pursuant to the provisions of the Lease or this Guaranty, or at law or in equity, and regardless of any other condition or contingency. Guarantor also agrees to pay to such person the costs and expenses of collecting any such annual rental or any other sum, cost, expense, charge, payment or deposit at any time payable by Tenant under the Lease, and waives notice of the breach or non-performance of any provision of the Lease.
Landlord shall have the right to enforce this Guaranty regardless of the receipt by Landlord of additional security or the enforcement of any remedies against such security or the release of such security.

         3. Guarantor's obligations under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following with respect either to the Lease or to this Guaranty, even without notice to or the further consent of Guarantor:

         (a) the waiver by Landlord or its successors or assigns of the performance or observance by Tenant of any provision of the Lease;


         (b) the taking or the omission of any actions referred to in the Lease;

         (c) the failure, omission or delay of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord in the Lease or by law or any action on the part of Landlord granting indulgence or extension in any form;

         (d) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or any of its assets, or the disaffirmance of the Lease in any such proceeding;

         (e) the receipt and acceptance by Landlord of notes, checks or other instruments for the payment of money made by Tenant, or any extensions or renewals thereof; or

         (f) any other cause, whether similar to or dissimilar from the foregoing.

         The above deletions shall in no way infer that Guarantor is released from Guarantor's obligations under the Lease as originally executed, but only pertain to Guarantor's desire to have notice and to consent to the deleted events.

         4. Notice of acceptance of this Guaranty and any obligations or liabilities contracted or incurred by Tenant are all hereby waived by Guarantor.

         5. This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas.

         6. This Guaranty may not be modified or amended except by written agreement executed by Guarantor with the consent in writing of Landlord and any attempted modification or amendment without such consent by Landlord shall be void and without force and effect.

         7. No waiver by Landlord of the payment by Guarantor of any of its obligations contained in this Guaranty, nor any extension of time for the payment by Guarantor of any such obligations, shall affect or impair this Guaranty or constitute a waiver or relinquishment of any rights of Landlord hereunder for the future. No action brought under this Guaranty against Guarantor and on recovery had in pursuance thereof shall be any bar or defense to any further action or recovery which may be brought or had under this Guaranty by reason of any further default or default of Tenant.

         8. All of the provisions of this Guaranty shall inure to the benefit of Landlord and its grantees, successors and assigns, and shall inure to the benefit of any future owner of the fee title of which the Demised Premises (as defined in the Lease) are a part and shall inure to the benefit of any tenant to whom said fee title shall have been leased contemporaneously with a transfer of said fee title (a so-called "sale and leaseback transaction"); and all of the provisions of this Guaranty shall be binding upon the Guarantor and his heirs, legal representatives, successors and assigns.

         9. Any notice sent by Guarantor to Landlord or by Landlord to Guarantor shall be sufficient if sent by United States Registered or Certified Mail, Return Receipt Requested to the address of such party hereinabove specified, or to such other address as such party shall have designated by similar written notice; and such notice shall be deemed to have been given as of the date postmarked on the envelope containing said notice.

         10. If this Guaranty is signed by more than one Guarantor, each such Guarantor shall be jointly and severally liable hereunder.

         11. The liability of Guarantor is coextensive with that of Tenant and also joint and several, and action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto.

         12. All of Landlord's rights and remedies under the Lease and under this Guaranty shall be distinct, separate and cumulative and no such right or remedy shall be exclusive of or a waiver of any of the others.

         13. Guarantor will pay to Landlord all of Landlord's expenses, including, but not limited to, attorneys' fees incurred in enforcing this Guaranty.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its officers thereunto duly authorized, as of the day and year first above written.


                                              EPIC Healthcare Management Company


                                              /s/ Thomas T. Schleck
                                              ----------------------------------
                                              By: Thomas T. Schleck
                                                  ------------------------------
                                              Its:  CFO and Treasurer
                                                  ------------------------------

STATE OF TEXAS     )
                   )    ss.
COUNTY OF DALLAS   )


         BEFORE ME, the undersigned authority, on this day personally appeared Thomas T. Schleck, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 7th day of April, 1992.



                                          /s/ E. Marina Hicks
                                          ------------------------------------
                                          Notary Public, State of Texas

My Commission Expires:                    E. Marina Hicks
                                          ------------------------------------
5/14/94                                   (Print Name of Notary)
- --------------------------

                            FIRST AMENDMENT TO LEASE

         This First Amendment to Lease (the "First Amendment") is made effective as of the 1st day of May, 1993, by and between 2501 CEDAR SPRINGS INVESTORS ("Landlord") and MILESTONE HEALTHCARE, INC., a Delaware corporation ("Tenant").
                              W I T N E S S E T H:
         WHEREAS, Landlord and Tenant entered into a certain undated lease executed on or around April 7, 1992, (the "Lease") for certain space in the building commonly known as 2501 Cedar Springs, Dallas, Texas, as more particularly described in the Lease (the "Premises"); and

         WHEREAS, pursuant to the Lease, Tenant is to lease the S & R Space (as defined in the Lease) effective May 1, 1993; and

         WHEREAS, Landlord and Tenant now mutually desire to amend the Lease;

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the parties, Landlord and Tenant hereby agree as follows:

         1. Effective May 1, 1993, Tenant shall add the S & R Space to the Premises, thus making the new square footage of the Premises a total of 7827 square feet and Section 1.2 of the Lease is hereby amended accordingly.

         2. Effective May 1, 1993, Base Rental shall be increased in proportion to the increase of square footage of the Premises and Section 1.4 of the Lease is hereby amended accordingly.

         3. Effective May 1, 1993, Tenant's pro rata Share of Operating Costs and Real Estate Taxes shall be 7% and Section 1.5 of the Lease is hereby amended accordingly.

         4. Effective May 1, 1993, the space shown on Exhibit E of the Lease is a part of the Demised Premises.

         5. Except as set forth specifically herein, all the terms and conditions of the Lease shall remain in full force and effect, and all initial-capped words in this First Amendment shall have the same definition given to them in the Lease.

         6. All of the covenants of the Lease, as amended hereby, shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns, to the extent that any such transfer of interest may be allowed under the terms of the Lease.

         IN WITNESS WHEREOF, the parties have caused this First Amendment to be effective as of the date and year first above written.



                                     LANDLORD:

                                     2501 CEDAR SPRINGS INVESTORS

                                     By:   L&B INSTITUTIONAL PROPERTY MANAGERS
                                           INC., a Delaware corporation, its
                                           property manager
ATTEST:

By: /s/ Daniel L. Plumlee            By:   /s/ Joseph W. Dingman
    ----------------------                 ------------------------------------
Name: Daniel L. Plumlee                    Joseph W. Dingman
      --------------------                 Executive Vice President
Title: President and COO
       -------------------


                                     TENANT:

                                     MILESTONE HEALTHCARE, INC., A DELAWARE
                                     CORPORATION

ATTEST:

By: /s/ William A. Brosius           By:    /s/ Charles L. Allen
    --------------------------             ------------------------------------
Name: William A. Brosius             Name:  Charles L. Allen
      ------------------------             ------------------------------------
Title: Chief Financial Officer       Title: President
       -----------------------             ------------------------------------





                                       7